Exhibit 99.5

Clover Health Investments, Corp.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

Clover Health Investments, Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Clover Health Investments, Corp. and subsidiaries (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes and schedules (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2018.

New York, NY

March 31, 2021

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)

	December 31,
	2020	2019
Assets:
Current assets
Cash and cash equivalents	$92,348	$67,598
Short-term investments	4,098	138,638
Investment securities, held-to-maturity (Fair value: 2020: $266; 2019: $0)	265	—
Accrued retrospective premiums	34,829	13,225
Other receivables	11,368	5,503
Reinsurance recoverable	—	481
Healthcare receivables	38,745	25,819
Other assets, current	8,129	1,692

Total current assets	189,782	252,956
Investment securities, available-for-sale, at fair value (Amortized cost: 2020: $53,953; 2019: $56,382)	53,963	56,428
Investment securities, held-to-maturity (Fair value: 2020: $471; 2019: $685)	429	663
Other assets	8,885	9,704
Property and equipment, net	2,078	1,940
Operating lease right-of-use assets	7,882	11,097
Goodwill	1,243	1,243
Other intangible assets	2,990	2,990

Total assets	$267,252	$337,021

Liabilities and stockholders’ deficit
Liabilities:
Current liabilities
Unpaid claims	$103,976	$77,886
Accounts payable and accrued expenses	30,671	19,826
Accrued salaries and benefits	3,978	3,792
Operating lease liabilities	4,795	4,761
Current portion of notes and securities payable	20,803	18,481
Premium deficiency reserve	—	17,128
Other liabilities, current	5	14

Total current liabilities	164,228	141,888
Other liabilities	13,116	11,729
Notes and securities payable, net of discount and deferred issuance costs	106,413	57,917
Derivative liabilities	44,810	138,561
Warrants payable	97,782	17,672
Long-term operating lease liabilities	6,349	10,044

Total liabilities	432,698	377,811

Commitments and contingencies (Note 21)
Convertible Preferred stock (Series Seed A, A-1, B, C, and D), $0.0001 par value; 75,136,086 shares authorized as of December 31, 2020 and 2019; 67,427,138 shares issued and outstanding as of December 31, 2020 and 2019; aggregate liquidation preference of $470,256 as of December 31, 2020	447,747	447,747
Stockholders’ deficit:
Common stock, $0.0001 par value, 170,000,000 shares authorized; 43,505,291 and 42,877,665 issued; and 43,134,938 and 42,686,624 outstanding as of December 31, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	411,872	403,046
Accumulated other comprehensive income	10	46
Accumulated deficit	(1,028,982)	(891,633)

Clover shareholders’ deficit	(617,096)	(488,537)
Non-controlling interest	3,903	—

Total stockholders’ deficit	(613,193)	(488,537)

Total liabilities, convertible preferred stock and stockholders’ deficit	$267,252	$337,021

See accompanying notes to the consolidated financial statements

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands)

	For the years ended December 31,
	2020	2019
Revenues:
Premiums earned, net (Net of ceded premiums: 2020: $599; 2019: $832)	$665,698	$456,926
Other income	4,214	801
Investment income, net	2,976	4,539

Total revenues	672,888	462,266

Expenses:
Net medical claims incurred	590,468	450,645
Salaries and benefits	71,256	91,626
General and administrative expenses	120,444	94,757
Premium deficiency reserve (benefit) expense	(17,128)	7,523
Depreciation and amortization	555	551
Other expense	—	363

Total expenses	765,595	645,465

Loss from operations	(92,707)	(183,199)
Change in fair value of warrants expense	80,328	2,909
Interest expense	35,990	23,155
Amortization of notes and securities discount	21,118	15,913
(Gain) loss on derivative	(93,751)	138,561

Net loss	$(136,392)	$(363,737)

Per share data:
Net loss per share attributable to common shareholders – basic and diluted	$(3.18)	$(8.56)
Weighted average number of common shares outstanding:
Basic and diluted weighted average number of common shares and common share equivalents outstanding	42,886,067	42,469,175

Unrealized (loss) gain on available-for-sale investments	(36)	46

Comprehensive loss	$(136,428)	$(363,691)

See accompanying notes to the consolidated financial statements

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE

PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(Dollars in thousands)

	Convertible Preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Noncontrolling interest	Total stockholders’ deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2018	67,427,138	$447,747	42,243,445	$4	$25,318	$(527,896)	—	—	$(502,574)
Stock issuance for exercise of stock options, net of early exercise liability	—	—	443,179	—	601	—	—	—	601
Stock-based compensation	—	—	—	—	3,301	—	—	—	3,301
Unrealized holdings gain on investments securities, available-for-sale	—	—	—	—	—	—	46	—	46
Beneficial conversion feature	—	—	—	—	373,826	—	—	—	373,826
Net loss	—	—	—	—	—	(363,737)	—	—	(363,737)

Balance, December 31, 2019	67,427,138	447,747	42,686,624	4	403,046	(891,633)	46	—	(488,537)

Stock issuance for exercise of stock options, net of early exercise liability	—	—	627,626	—	1,748	—	—	—	1,748
Stock-based compensation	—	—	—	—	7,078	—	—	—	7,078
Buyback and subsequent cancellation of common stock	—	—	(179,312)	—	—	(957)	—	—	(957)
Unrealized holdings loss on investments securities, available-for-sale	—	—	—	—	—	—	(36)	—	(36)
Interests issued	—	—	—	—	—	—	—	3,903	3,903
Net loss	—	—	—	—	—	(136,392)	—	—	(136,392)

Balance, December 31, 2020	67,427,138	$447,747	43,134,938	$4	$411,872	$(1,028,982)	$10	$3,903	$(613,193)

See accompanying notes to the consolidated financial statements

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(136,392)	$(363,737)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	555	551
Amortization of notes and securities discount	21,084	15,807
Loss on disposal of property and equipment	—	23
Stock-based compensation expense	7,078	3,301
Paid in kind interest	28,334	11,633
Change in fair value of warrants expense	80,110	2,836
Change in derivative liabilities	(93,751)	138,561
Accretion, net of amortization	(195)	(2,857)
Net realized gains on investment securities	(1,114)	(107)
Amortization of warrants	218	73
Amortization of debt issuance costs	34	506
Asset impairment charges	—	1,632
Changes in operating assets and liabilities:
Accrued retrospective premiums	(21,604)	7,546
Other receivables	(5,865)	4,115
Reinsurance recoverable	481	63,610
Other assets	(5,470)	(274)
Healthcare receivables	(12,926)	(14,511)
Operating lease right-of-use assets	3,257	(11,933)
Unpaid claims	26,090	23,882
Accounts payable and accrued expenses	10,845	6,298
Accrued salaries and benefits	186	(2,235)
Premium deficiency (benefit) reserve	(17,128)	7,523
Reinsurance premium payable	—	(64,414)
Deferred rent	—	(2,677)
Other liabilities	1,378	168
Operating lease liabilities	(3,703)	14,805

Net cash used in operating activities	(118,498)	(159,875)

Cash flows from investing activities
Purchases of available-for-sale securities	(174,318)	(505,545)
Proceeds from sales of available-for-sale securities	248,664	269,205
Proceeds from maturities of available-for-sale securities	63,751	46,415
Proceeds from maturities of held-to-maturity securities	—	9,220
Acquisition of business, net of cash acquired	—	(1,180)
Purchases of property and equipment	(693)	(23)

Net cash provided by (used in) investing activities	137,404	(181,908)

Cash flows from financing activities
Proceeds from issuance of convertible securities	20,000	343,410
Deferred financing costs	(98)	(363)
Payment of notes payable principal	(18,752)	(9,670)
Issuance of common stock, net of early exercise liability	1,748	601
Buyback and subsequent cancellation of common stock	(957)	—
Issuance of noncontrolling interest	3,903	—

Net cash provided by financing activities	5,844	333,978

Net increase (decrease) in cash and cash equivalents	24,750	(7,805)
Cash and cash equivalents, beginning of year	67,598	75,403

Cash and cash equivalents, end of year	$92,348	$67,598

Supplemental cash flow disclosures
Cash paid during the year for interest	$4,578	$6,257
Cash paid during the year for health insurance industry fee	$8,022	$—
Supplemental disclosure of non-cash investing and financing activities
Fair value of warrants issued in connection with notes payable	$—	$17,672
Settlement of bridge loan in connection with convertible securities	$—	$30,416
Right-of-use assets obtained in exchange for lease liabilities	$42	$459

See accompanying notes to the consolidated financial statements

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. Organization and operations

Clover Health Investments, Corp., incorporated on July 17, 2014 in the state of Delaware, together with its affiliates and subsidiaries (collectively, the “Corporation” or “Clover”), provides affordable, high-quality Medicare Advantage (“MA”) plans, including Preferred Provider Organization (“PPO”) and Health Maintenance Organization (“HMO”) plans through its regulated insurance subsidiaries. The Corporation’s regulated insurance subsidiaries consist of Clover Insurance Company and Clover HMO of New Jersey Inc., which operate the PPO and HMO health plans, respectively. Medical Service Professionals of NJ, LLC, houses Clover’s employed physicians and the related support staff for Clover’s in-home care program. Clover’s administrative functions and insurance operations are primarily operated by its Clover Health, LLC and Clover Health Labs, LLC subsidiaries.

Clover’s approach combines technology, data analytics and preventive care to lower costs and increase the quality of health and life of its members. Clover’s technology platform uses machine learning-powered systems to deliver data and insights to physicians at the point of care in order to improve outcomes for members and drive down costs. Clover provides access to a wide network of primary care physicians, specialists, and hospitals, enabling its members to see any doctor participating in Medicare willing to accept them. Clover focuses on keeping out-of-pocket costs for its members to a minimum and allows members to pay the same low cost-sharing regardless of whether their doctor is in- or out-of-network.

On October 5, 2020, Clover entered into a Merger Agreement (“Merger Agreement”) with Social Capital Hedosophia Holdings Corp. III (“SCH”), a special purpose acquisition company (“SPAC”). The Business Combination is accounted for as a reverse capitalization in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Under the guidance in Accounting Standards Codification (“ASC”) 805, Clover Health Investments, Corp. is treated as the “acquirer” for financial reporting purposes. The Corporation is deemed the accounting predecessor of the combined business, and the parent company of the combined business is the successor SEC registrant, meaning that the Corporation’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. As a result of the merger event, there were simultaneous changes to the Corporation’s convertible securities agreement and certain of the warrant agreements. See Note 12 “Notes and securities payable” and Note 13 “Warrants payable” for additional information regarding these changes to the respective agreements. See also Note 25 “Subsequent events” for additional information related to the merger event.

2. Summary of significant accounting policies

Basis of presentation

The Corporation has prepared these Consolidated Financial Statements in accordance with U.S. GAAP, which differs materially from the statutory accounting practices prescribed by various insurance regulatory authorities. The Consolidated Financial Statements include the accounts of the Corporation and its subsidiaries. Intercompany balances and transactions have been eliminated in consolidating these financial statements.

Use of estimates

The preparation of the Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes.

The areas involving the most significant use of estimates are the amounts incurred but not reported (“IBNR”) claims, recoveries from third parties for coordination of benefits, and final determination of medical cost adjustment pools. Many factors can cause actual outcomes to deviate from these assumptions and estimates, such as changes in economic conditions, changes in government healthcare policy, advances in medical technology, changes in treatment patterns, and changes in average lifespan. Accordingly, the Corporation cannot determine with precision the ultimate amounts that it will pay for, or the timing of payment of actual claims, or whether the assets supporting the liabilities will grow to the level the Corporation assumes prior to payment of claims. The assumptions and estimates are based on the Corporation’s knowledge of current events and anticipated future events; however, actual results may differ from the amounts recorded in the Consolidated Financial Statements, and the Corporation would incur a charge to operations in the period in which it determines a shortfall exists. Other areas involving significant estimates include risk adjustment provisions related to Medicare contracts and the valuation of investment securities, goodwill and other intangible assets, warrants, the embedded derivative related to the convertible securities, and stock-based compensation.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Reclassifications

Certain amounts in the prior years’ Consolidated Statements of Cash Flows have been reclassified to conform to the current year’s presentation, primarily related to the amortization of warrants, amortization of debt issuance costs, and paid in kind interest. These reclassifications had no effect on the previously reported Consolidated Financial Statements.

Segment information

The Corporation’s chief operating decision maker is the Chief Executive Officer. The chief operating decision maker manages operations, allocates resources, and evaluates financial performance on a company-wide basis. The Corporation operates in one reporting segment.

COVID-19

The temporary deferral of non-essential care resulting from stay-at-home and physical distancing orders and other restrictions on movement and economic activity implemented throughout the country beginning in the second half of March 2020 to reduce the spread of the novel coronavirus (“COVID-19”) has impacted the Corporation’s business. Beginning in late March 2020 and trending throughout 2020, utilization of healthcare services began to experience reductions as a result of the stay-at-home orders and the closure of certain provider facilities, with some recovery in utilization taking place during times of more eased restrictions. The impact of the deferral of non-essential care was partially offset by additional costs incurred as a result of care for those members who have contracted COVID-19 as well as costs incurred for efforts related to the Corporation’s pandemic response efforts.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, amounts due from banks, money market instruments and other highly liquid investments with original maturities of 90 days or less. The carrying values of these instruments approximate their respective fair value due to the short-term maturity of these investments.

At December 31, 2020 and 2019, the Corporation had cash and cash equivalents at financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). At times, balances may exceed the FDIC insured limits. Management believes that credit risk related to those balances is minimal.

Investment securities

Short-term investments

Short-term investments consist of investments which the Corporation expects to convert into cash within one year of the balance sheet date, including time deposits and debt securities, which have original maturities greater than 90 days. Short-term investments are measured at their amortized cost. The carrying value of these instruments approximate their respective fair value due to the short-term maturity of these investments.

Investment securities, available-for-sale

Investment securities, which consist entirely of debt securities with fixed or determinable payments and fixed maturity dates, that the Corporation purchases with the intent and ability to sell before maturity, are classified as available-for-sale financial assets. The Corporation’s available-for-sale investments are U.S. Treasury fixed maturity securities.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Available-for-sale investments are measured at fair value, and unrealized gains and losses, if any, are recorded in other comprehensive income, net of applicable income taxes, until realized from a sale or other-than-temporary impairment.

Investment securities, held-to-maturity

Investment securities, which consist entirely of debt securities with fixed or determinable payments and fixed maturity dates, where the Corporation has a positive intent and ability to hold to maturity, are classified as held-to-maturity financial assets. The Corporation’s held-to-maturity investments are comprised of U.S. Treasury fixed maturity securities. Subsequent to initial measurement, held-to-maturity investments are measured at amortized cost using the effective interest method less impairment. Unrealized holding gains or losses are not recognized.

Other-than-temporary impairment

The Corporation has a process in place to identify securities that could potentially have an impairment that is other-than-temporary. This process involves monitoring market events that could impact issuers’ credit ratings, business climate, management changes, litigation and government actions, and other similar factors. This process also involves monitoring late payments, downgrades by rating agencies, key financial ratios, financial statements, revenue forecasts and cash flow projections as indicators of credit risks. The Corporation considers relevant facts and circumstances in evaluating whether the impairment of a security is other-than-temporary. Relevant facts and circumstances considered include (1) the length of time and extent to which the fair value has been below cost or amortized cost, (2) adverse conditions specifically to the financial condition of the issuer or related to the industry, (3) geographic area of the issuer, or the underlying collateral of a security including the current and future impact of any specific events, (4) the payment structure of the security, (5) changes in credit rating of the security by the rating agencies, (6) the volatility of the fair value changes, and (7) changes in fair value of the security after the balance sheet date and whether it is more likely than not that the Corporation will not be required to sell the security until maturity or until it recovers in value. There are a number of significant risks and uncertainties inherent in the process of monitoring impairments and determining if an impairment is other-than-temporary. These risks and uncertainties include (1) the risk that management’s assessment of an issuer’s ability to meet all of its contractual obligations will change based on changes in the credit characteristics of that issuer, (2) the risk that the economic outlook will be worse than expected or have more of an impact on the issuer than anticipated, (3) erroneous information or fraudulent financial statements could be provided to the Corporation’s management to determine the fair value estimates and other-than-temporary impairments, and (4) the risk that new information obtained by the Corporation, or changes in other facts and circumstances lead the Corporation to change its intent to hold the security to maturity or until it recovers in value. Any of these situations could result in a charge to operations in a future period.

For a debt security in an unrealized loss position that the Corporation has the intent to sell, or it is more likely than not that the Corporation will have to sell the debt security before recovery of its amortized cost basis, the decline in value is deemed to be other-than-temporary and is recorded to other-than-temporary impairment losses, recognized in investment income, net in the Consolidated Statements of Operations and Comprehensive Loss.

For impaired debt securities that the Corporation does not intend to sell or it is more likely than not that it will not have to sell such securities, but the Corporation expects that it will not fully recover the amortized cost basis, the credit component of the other-than-temporary impairment is recognized in other-than-temporary impairment losses, recognized in investment income, net in the Consolidated Statements of Operations and Comprehensive Loss, and the non-credit component of the other-than-temporary impairment is recognized in other comprehensive income.

Expected cash flows to be received are evaluated as compared to amortized cost to determine if a credit loss has occurred. The amount of the credit loss component of the security is estimated as the difference between the amortized cost and the present value of the expected cash flows of the security. In developing the expected recovery analysis for debt securities, the Corporation reviews business prospects, credit ratings and available information from asset managers and rating agencies for individual securities. The present value is determined using the best estimate of future cash flows discounted at the implicit interest rate at the date of purchase. For the years ended December 31, 2020 and 2019, respectively, there has been no impairment loss reported.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Allowance for uncollectible receivables

The Corporation assesses outstanding receivables at each period for collection risk. The majority of collections are from the Center for Medicare and Medicaid Services (“CMS”), a United States government entity that presents very limited credit risk.

Investment income, net

Investment income includes interest, dividends received or accrued on investments, and realized gains or losses. Investment income is reported as earned and is presented net of related investment expenses and other-than-temporary impairment. Realized gains or losses are recognized based on the specific identification method. Purchases and sales are recorded on a trade-date basis.

Fair value measurements

Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between willing, able and knowledgeable market participants at the measurement date. Fair value measurements are not adjusted for transaction costs.

To determine the fair value of its investments, the Corporation utilizes third-party valuation service providers to gather, analyze and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual instruments. Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested under the terms of service agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, currency rates and other market observable information, as applicable. The valuation models consider, among other things, observable market information as of the measurement date as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector and, when applicable, collateral quality and other issue or issuer specific information. When market transactions or other observable market data is limited, the extent to which judgment is applied in determining fair value is greatly increased.

Assets and liabilities measured at fair value are categorized into a fair value hierarchy based on whether the inputs to valuation techniques are observable or unobservable. Observable inputs are those that market participants operating within the same marketplace as the Corporation would use in pricing the Corporation’s assets or liabilities based on independently derived and observable market data. Unobservable inputs are inputs that cannot be sourced from a broad active market in which assets or liabilities identical or similar to those of the Corporation are traded.

The fair value hierarchy includes three levels of inputs based on the degree to which the exit price is independently observable or determinable that may be used to measure fair value as described below:

Level 1 – Valuations are based on quoted (unadjusted) market prices in active markets for identical assets or liabilities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis;

Level 2 – Valuations are based on observable inputs other than Level 1 prices such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities;

Level 3 – Valuations are based on techniques that use significant inputs that are unobservable and reflect management’s best estimate of what market participants would use when pricing the asset or liability, including assumptions about risk. The valuation of Level 3 assets and liabilities requires the greatest degree of judgment. These measurements may be made under circumstances in which there is little, if any, market activity for the asset or liability. The Corporation’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment. In making the assessment, the Corporation considers factors specific to the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement is classified is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Fair values of actively traded investments securities are based on quoted market prices. Fair values of other investment securities are based on quoted market prices of identical or similar securities or based on observable inputs, like interest rates generally using a market valuation approach, or, less frequently, an income valuation approach, and are generally classified as Level 2. Clover obtains at least one price for each security from a third-party pricing service. These prices are generally derived from recently reported trades for identical or similar securities, including adjustments through the reporting date based upon observable market information. When quoted prices are not available, the third-party pricing service may use quoted market prices of comparable securities or a discounted cash flow analysis, incorporating inputs that are currently observable in the markets for similar securities. Inputs that are often used in the valuation methodologies include benchmark yields, reported trades, credit spreads, broker quotes, default rates, and prepayment speeds.

Fair values of warrants and derivative liabilities related to convertible securities are estimated using a probability-weighted expected return method, where the values of various instruments are estimated based on an analysis of future values for the Corporation, assuming various future outcomes. The resulting instruments’ values are based upon the probability-weighted present value of expected future investment returns, considering each of the possible future outcomes available to the Corporation, as well as the economic benefits attributable to each class of instruments. The expected future investment returns are estimated using a variety of methodologies, including both the market approach and the income approach, where an observable quoted market does not exist, and are generally classified as Level 3. Such methodologies include reviewing values ascribed to the most recent financing by the Corporation, comparing the subject instrument with similar instruments of publicly traded companies in similar lines of business, and reviewing the underlying financial performance of the Corporation and subject instrument, including estimating discounted cash flows. To estimate the fair value attributable to the derivative liabilities, the with and without approach is used. An evaluation of multiple scenarios for future payoffs for the underlying convertible securities is performed using option pricing models, and probability-weighted average value indications are used to arrive at the estimated fair values.

Concentrations of credit risk

Financial instruments that potentially subject the Corporation to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents are held with financial institutions of high quality. Balances may exceed the amount of insurance provided on such balances.

The ceding of insurance does not legally discharge the Corporation from its primary liability for the full amount of the policy coverage, and therefore the Corporation will be required to pay the loss and bear collection risk if the reinsurer fails to meet its obligations under the reinsurance agreement. To minimize exposure to significant losses from reinsurance insolvencies, the Corporation evaluates the financial condition of its reinsurers and monitors concentrations of credit risk.

Acquisition costs

Acquisition costs that vary with and are directly related to the acquisition of new and renewal business, including commissions, are deferred and subsequently amortized. Deferred acquisition costs are recorded as other assets on the Consolidated Balance Sheets and are amortized over the estimated life of the related contracts. The amortization of deferred acquisition costs is recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

To the extent that a premium deficiency is identified after writing down unamortized deferred acquisition costs, a liability for premium deficiency reserve is established and reported on the Consolidated Balance Sheets.

Property and equipment, net

Property and equipment, net is reported at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets, which are generally three to seven years. Leasehold improvements are amortized over the shorter of the remaining lease term or estimated useful life of the leasehold improvement. Repairs and maintenance costs are expensed as incurred. Costs related to the development of internal-use software that do not meet capitalization criteria are expensed as incurred. Gains and losses on sales or disposals of property and equipment are included in other income (loss).

Property and equipment is reviewed for impairment periodically whenever adverse events or changes in circumstances indicate the carrying value of the asset may not be recoverable. Losses are recognized in operations when the undiscounted future cash flows expected to result from the use of the asset are less than its carrying value. An impairment loss is recognized based on the excess of the carrying value over the fair value of the asset.

Goodwill and other intangible assets

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. Goodwill is not amortized but is tested for impairment on an annual basis at a level of reporting referred to as the reporting unit, and more frequently if adverse events or changes in circumstances indicate that the asset may be impaired. A component is considered a reporting unit if the component constitutes a business for which discrete financial information is available that is regularly reviewed by management. Management aggregates components into one reporting unit if they have similar economic characteristics.

Goodwill is assigned to the reporting units that are expected to benefit from the specific synergies of the business combination. Management reviews goodwill for impairment to determine both the existence and amount of goodwill impairment, if any. Impairment tests are performed, at a minimum, in the fourth quarter of each year. Management first uses a qualitative assessment to determine if it is more likely than not that a reporting unit is impaired. The qualitative test is used as a screening to help determine if it is necessary to perform the quantitative test. If there are indicators that the fair value is less than the carrying amount of any reporting unit, management performs a quantitative assessment where management allocates the fair value of the reporting units to the assets and liabilities with the unallocated fair value representing an implied fair value of goodwill which is then compared to the carrying amount of goodwill. The impairment review requires management to make judgments in determining various assumptions with respect to changes in economic conditions, revenues, operating margins, growth rates and discount rates. There was no impairment of goodwill during the years ended December 31, 2020 and 2019, respectively.

Other intangible assets arising from business combinations are initially recognized at fair value at the date of acquisition. Other intangible assets with indefinite useful lives are tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that the assets may be impaired. The annual impairment test for indefinite-lived intangible assets may be completed through a qualitative assessment to determine if the fair value of the indefinite-lived intangible assets is more likely than not greater than the carrying amount. The Corporation may elect to bypass a qualitative assessment, or if a qualitative assessment indicates it is more likely than not that the estimated carrying value exceeds the fair value, the Corporation will test for impairment using a quantitative process. If the Corporation determines that impairment of its intangible assets may exist, the amount of impairment loss is measured as the excess of carrying value over fair value. The estimates in the determination of the fair value of indefinite-lived intangible assets include the anticipated future revenues of the Corporation and the resulting cash flows. As of December 31, 2020 and 2019, respectively, there were no circumstances that indicate that the carrying amount of intangible assets deemed to have an indefinite useful life may not be recoverable.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Reinsurance

In the normal course of business, the Corporation seeks to reduce losses by reinsuring certain levels of risk in areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. To minimize exposure to losses related to a reinsurer’s inability to pay, the financial condition of such reinsurer is evaluated initially upon placement of the reinsurance and periodically thereafter. In addition to considering the financial condition of a reinsurer, the collectability of the reinsurance recoverable is evaluated based upon a number of factors. Such factors include the amounts outstanding, length of collection periods, disputes, any collateral or letters of credit held and other relevant factors. To the extent that an allowance for uncollectible reinsurance recoverable is established, amounts deemed to be uncollectible would be written off against the allowance for estimated uncollectible reinsurance recoverable. The Corporation had no allowances for uncollectible reinsurance recoverable as of December 31, 2020 and 2019, respectively. Amounts recoverable from reinsurers are estimated in a manner consistent with the liability associated with the reinsured business and consistent with the terms of the underlying contracts. Although reinsurance agreements contractually obligate reinsurers to reimburse the Corporation for their share of losses, they do not discharge the primary liability of the Corporation. The Corporation remains liable for unpaid claims and claims adjustment expenses associated with ceded insured risks in the event the assuming reinsurers fail to meet their contractual obligations. The costs of the reinsurance are recognized over the life of the contract in a manner consistent with the earning of premiums on the underlying policies subject to the reinsurance contracts.

Unpaid claims

Unpaid claims and unpaid claims adjustment expenses include reported claims and IBNR, as well as the estimated expense of processing these claims. Management develops an estimate for IBNR using actuarial methodologies and assumptions, primarily based upon historical claim experience.

Although there is considerable variability in such estimates, management believes that the unpaid claims and unpaid claims adjustment expense liability is adequate and represents management’s best estimate of the ultimate cost of all reported and unreported claims incurred through the balance sheet date. The estimates are continually reviewed and adjusted as experience develops or new information becomes known. Changes in estimates are reflected in current consolidated operating results.

Liabilities for both reported claims and IBNR not yet processed through the Corporation’s systems are determined in the aggregate, employing actuarial methods that are commonly used by health insurance actuaries and meet Actuarial Standards of Practice. Actuarial Standards of Practice require that the claim liabilities be appropriate under moderately adverse circumstances. Clover determines the amount of the liability for incurred but not paid claims by following a detailed actuarial process that uses both historical claim payment patterns as well as emerging medical cost trends to project the best estimate of claim liabilities. Under this process, historical paid claims data is formatted into “claim triangles,” which compare claim incurred dates to the dates of claim payments. This information is analyzed to create “completion factors” that represent the average percentage of total incurred claims that have been paid through a given date after being incurred. Completion factors are applied to claims paid through the period-end date to estimate the ultimate claim expense incurred for the period. Actuarial estimates of incurred but not paid claim liabilities are then determined by subtracting the actual paid claims from the estimate of the ultimate incurred claims. The Corporation’s reserving practice is to consistently recognize an actuarial best estimate inclusive of a provision for moderately adverse conditions. This provision is reported as part of incurred claims.

Medical claims incurred

The Corporation recognizes the cost of medical claims in the period in which services are provided, including an estimate of the cost of medical claims IBNR. Medical claim expense reported in the Consolidated Statements of Operations and Comprehensive Loss includes direct medical expenses.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Direct medical expenses include amounts paid or payable to hospitals, physicians, pharmacy benefit managers, providers of ancillary services, mandatory supplemental benefits, and is inclusive of the medical expense related to the Corporation’s employed clinicians providing in-home care. Recorded direct medical expenses are reduced by the amount of pharmacy rebates earned, which are estimated based on historical utilization of specific pharmaceuticals, current utilization and contract terms. Pharmacy rebates earned but not yet received from pharmaceutical manufacturers are included in healthcare receivable in the Consolidated Balance Sheets. Overpayments to providers are recognized as a contra medical expense and reported as other receivables in the Consolidated Balance Sheets.

Premium deficiency reserve

A liability for premium deficiency reserves is an actuarial estimate for anticipated losses on the Corporation’s Medicare Advantage and Medicare Advantage Part D (“MAPD”) business.

Management reassesses the profitability of contracts for providing insurance coverage to members when operating results or forecasts indicate probable future losses. Management establishes a premium deficiency reserve in current operations to the extent that the sum of expected future costs, claim adjustment expenses, and maintenance costs exceeds related future premiums under contracts without consideration of investment income.

For purposes of calculating premium deficiency reserves, management groups contracts in a manner consistent with the method of acquiring, servicing, and measuring the profitability of such contracts.

Losses recognized as a premium deficiency are recorded in the period in which such losses were identified and reflected in the Consolidated Statements of Operations and Comprehensive Loss. Losses recognized as a premium deficiency result in a beneficial effect in subsequent periods as operating losses under these contracts are charged to the liability previously established.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010 (the “Health Care Reform Law”) enacted significant reforms to various aspects of the U.S. health insurance industry. As part of the Health Care Reform Law insurance industry assessments were established, including an annual health insurance industry fee (“HIF”), which became effective in 2014. The HIF was applicable in 2018, suspended in 2019, and resumed for calendar year 2020. The HIF is not deductible for income tax purposes. The 2019 premium deficiency reserve is inclusive of the 2020 HIF. The Corporation estimates a liability for the HIF and records it in full once qualifying insurance coverage is provided in the applicable calendar year in which the fee is payable, with a corresponding deferred cost that is amortized ratably to expense over the same calendar year. The deferred cost is recorded in other assets on the Consolidated Balance Sheets. The Corporation paid the federal government approximately $8.0 million for the HIF in 2020, which is reflected in the Consolidated Statements of Operations and Comprehensive Loss.

Notes and securities payable

Debt issuance costs

Costs incurred in connection with Corporation’s debt financings are capitalized and amortized to interest expense over the life of the related debt using the effective interest method. Debt issuance costs are presented as a direct deduction from the carrying amount of the related debt liability, consistent with the presentation of debt discounts.

Non-convertible notes

The Corporation records the non-convertible notes at carrying value, net of discounts on the Consolidated Balance Sheets.

Convertible securities

The Corporation accounts for convertible securities in accordance with the accounting guidance for debt with conversion and other options, after determining whether embedded conversion options should be bifurcated from their host instruments.

Conversion options that are not bifurcated as a derivative and not accounted for as a separate equity component are evaluated to determine whether they are beneficial to the investor at inception, a beneficial conversion feature (“BCF”), or may become beneficial in the future due to potential adjustments. A BCF is defined as a nondetachable conversion feature that is in the money at the commitment date and the applicable accounting guidance requires recognition of the conversion option’s intrinsic value in equity, with an offsetting reduction to the carrying amount of the instrument. The Corporation accretes the resulting discount using the effective interest method over the life of the instrument.

The Corporation records, as applicable, discounts to convertible securities for the intrinsic value of conversion options embedded in debt instruments. Discounts on the debt are amortized over the term of the notes, using the effective interest method.

Convertible securities are recorded at carrying value, net of discounts on the Consolidated Balance Sheets. The fair value of convertible securities is calculated for the purposes of determining the fair value of the related derivative liabilities.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Warrants payable

For warrants issued in connection with notes payable, the Corporation determines whether the warrants are considered freestanding instruments. The warrants are considered to be freestanding instruments if they meet either of the following conditions: (1) they are entered into separately and apart from any of the Corporation’s other financial instruments or equity transactions or (2) they are entered into in conjunction with some other transaction and are legally detachable and separately exercisable. The Corporation considers its warrants to be legally detachable and separately exercisable from the simultaneous notes payable transactions they were issued with, and therefore accounts for them separately.

To determine the balance sheet classification for these warrants, the Corporation evaluates whether they qualify as liabilities per the debt accounting guidance. Financial instruments that do not qualify as liabilities under the debt accounting guidance may still be classified as liabilities if they do not meet the derivative guidance requirements for equity classification. Changes in the fair value of the warrant liability are recognized as changes in fair value of warrants in the Consolidated Statements of Operations and Comprehensive Loss.

Derivative liabilities

The Corporation evaluates the embedded features of its convertible securities by applying the derivatives accounting guidance. Derivatives embedded within non-derivative instruments, such as convertible securities, are bifurcated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. The Corporation’s embedded derivatives associated with its convertible securities are recognized as derivative liabilities and recorded at fair value.

Revenue recognition

Premiums earned, net

Premiums revenue is recognized as income in the period members are entitled to receive services, and is net of estimated uncollectible amounts, retroactive membership adjustments, and any adjustments to recognize rebates under the minimum benefit ratios required under the Health Care Reform Law. Premiums received in advance of the service period are reported as other liabilities on the Consolidated Balance Sheets and recognized as revenue when earned.

Premiums anticipated to be received within twelve months based on the documented diagnostic criteria of the Corporation’s enrollees are estimated and included in revenue for the period including the member months for which the payment is designated by CMS.

CMS uses a risk-adjustment model which adjusts premiums paid to MA contracts, based on risk scores that are compared with the overall average risk scores for the relevant state and market pool. Generally, if a risk score is below the average risk score the Corporation is required to make a risk adjustment payment into the risk pool, and if a risk score is above the average risk score the Corporation receives a risk adjustment payment from the risk pool. Risk adjustments can have a positive or negative retroactive impact to rates. Under this model, rates paid to MA plans are based on actuarially determined bids, which include a process whereby prospective payments are based on the Corporation’s estimated cost of providing standard Medicare-covered benefits to a member with an average risk profile. That baseline payment amount is adjusted to reflect the health status of enrolled membership. Under the risk-adjustment methodology, all MA plans must collect and submit the necessary diagnosis code information to CMS within prescribed deadlines. Estimated audit settlements are recorded as a reduction of premiums revenue in the Corporation’s Consolidated Statements of Operations and Comprehensive Loss, based upon available information.

Retrospective premiums involve the evaluation of past claims experience for the purpose of determining the actual cost of providing insurance for the customer. This evaluation is performed once every year and retrospective premiums are recognized in the year earned.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

MAPD revenue

Payments received from CMS and members from Clover’s participation in the MAPD program are determined from the Corporation’s annual bid and represent amounts for providing prescription drug insurance coverage and are recognized as premium revenue ratably over the term of the annual contract. Such CMS payments are subject to risk sharing through risk corridor provisions. The risk corridor provisions compare costs targeted in bids to actual prescription drug costs, limited to actual costs that would have been incurred under the standard coverage as defined by CMS. Variances exceeding certain thresholds may result in CMS making additional payments to the Corporation or require the Corporation to refund to CMS a portion of the premiums received. As risk corridor provisions are considered in the overall annual bid process, management estimates and recognizes an adjustment to premiums revenue related to these provisions based upon pharmacy claims experience. Management records a receivable or payable at the contract level on the Consolidated Balance Sheets.

Reinsurance and low-income cost subsidies represent funding from CMS in connection with the MAPD program for which Clover assumes no risk. Reinsurance subsidies represent funding from CMS for its portion of prescription drug costs which exceed the member’s out-of-pocket threshold, or the catastrophic coverage level. Low-income cost subsidies represent funding from CMS for all or a portion of the deductible, the coinsurance and co-payment amounts above the out-of-pocket threshold for low-income beneficiaries.

Payments from CMS for reinsurance and low-income cost subsidies are based on assumptions submitted with the annual bid. A reconciliation and related settlement of CMS’s prospective subsidies against actual prescription drug costs paid is made after the end of the year. Consumer discounts of 50% on brand name prescription drugs for participants in the coverage gap are funded by CMS and pharmaceutical manufacturers. The Corporation accounts for these subsidies and discounts in other assets in the Consolidated Balance Sheets and as an operating activity in the Consolidated Statements of Cash Flows. The Corporation does not recognize premiums revenue or claim expenses for these subsidies or discounts.

Leases

At the inception of an arrangement, the Corporation determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement including the use of an identified asset(s) and the Corporation’s control over the use of that identified asset. The Corporation does not recognize leases with a lease term of one year or less on its balance sheet. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets and lease liabilities. The Corporation has sublease arrangements and recognizes sublease income from leasing excess space. Sublease income is recognized on a straight-line basis over the sublease term. As of December 31, 2020 and 2019, respectively, the Corporation does not have any financing leases.

Lease liabilities and their corresponding ROU assets are initially recorded based on the present value of lease payments over the expected remaining lease term. Certain adjustments to the ROU asset may be required for items such as incentives received or initial direct costs. When an option to extend the lease exists, a determination is made whether that option is reasonably certain of exercise based on economic factors present at the measurement date and as circumstances may change. As of December 31, 2020 and 2019, respectively, the Corporation has not included optional extension periods in the measurement of its leases as they are not reasonably certain of exercise. The Corporation monitors its plans to renew its material leases on a quarterly basis.

Where the rates implicit in the Corporation’s leases are not readily determinable, the Corporation utilizes the appropriate incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term, an amount equal to the lease payments in a similar economic environment over the lease term. Historically, the rate implicit in the leases has not been readily determinable and the appropriate incremental borrowing rate has been utilized. To estimate the appropriate incremental borrowing rate, a credit rating applicable to the Corporation is estimated using a synthetic credit rating analysis since the Corporation does not currently have a rating agency-based credit rating.

Components of a lease are split into three categories: lease components, non-lease components, and non-components. The fixed and in-substance fixed contract consideration (including any consideration related to non-components) are allocated, based on the respective relative fair values, to the lease components and non-lease components. The Corporation has elected to account for lease and non-lease components together as a single lease component for all underlying assets and allocate all of the contract consideration to the lease component only.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In determining the classification of a lease as operating or finance, ASC 842, Leases, allows for the use of judgment in determining whether the assumed lease term is for a major part of the remaining economic life of the underlying asset and whether the present value of lease payments represents substantially all of the fair value of the underlying asset. The Corporation applies the bright line thresholds referenced in the lease guidance of 75 percent to represent “a major part” and 90 percent to represent “substantially all” as allowed in ASC 842 in evaluating leases for appropriate classification. These are applied consistently to the Corporation’s entire portfolio of leases.

Stock-based compensation

The Corporation accounts for all stock-based payment awards granted to employees and non-employees as stock-based compensation expense at fair value. The Corporation’s stock-based payments include stock options and grants of common stock, including common stock subject to vesting. The measurement date for employee awards is the date of grant, and stock-based compensation costs are recognized as expense over the employees’ requisite service period, which is the vesting period, on a straight-line basis. The measurement date for non-employee awards is the date of grant without changes in the fair value of the award. Stock-based compensation costs for non-employees are recognized as expense over the vesting period on a straight-line basis. Stock-based compensation expense is classified in the accompanying Consolidated Statements of Operations and Comprehensive Loss in salaries and benefits. The Corporation recognizes stock-based compensation expense for the portion of awards that have vested. Forfeitures are recorded as they occur.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. As of December 31, 2020, the Corporation is a private entity and lacks entity-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. The expected term of the Corporation’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Corporation has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future.

For warrants issued to non-employees as payments for services, the Corporation considers the warrants to be in scope of stock-based compensation guidance to non-employees. To determine whether the warrants should be classified as liabilities or equity awards, the Corporation evaluates the criteria for debt accounting guidance because share-based payments classified as liabilities under this guidance would also be classified as liabilities under the stock-based accounting guidance. As these warrants do not meet any of the criteria to be accounted for as debt, they are classified as equity awards. On the grant date, these warrants are measured by estimating the fair value of the equity instruments to be issued. Stock-based compensation expense is recorded for the vested portion of the warrants.

Comprehensive income

Comprehensive income is a measurement of certain changes in stockholders’ deficit that results from transactions and other economic events other than transactions with the stockholders. The cumulative amount of these changes is reported on the Consolidated Balance Sheets.

Contingent liabilities

The Corporation records a provision for a contingent liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Federal income taxes

The Corporation recognizes an asset or liability for the deferred tax consequences of temporary differences between the tax bases of assets or liabilities and their reported amounts in the Consolidated Financial Statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. The Corporation also recognizes the future tax benefits such as net operating and capital loss carryforwards as deferred tax assets. A valuation allowance is provided against these deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Future years’ tax expense may be increased or decreased by adjustments to the valuation allowance or to the estimated accrual for income taxes. Deferred tax assets and deferred tax liabilities are further adjusted for changes in the enacted tax rates. As of December 31, 2020 and 2019, respectively, sufficient doubt existed over the Corporation’s ability to generate sufficient taxable income to realize its deferred income tax assets, and accordingly, the Corporation has provided a full valuation allowance against its deferred tax assets.

The Corporation records tax benefits when it is more likely than not that the tax return position taken with respect to a particular transaction will be sustained. A liability for an uncertain tax position, if recorded, is not considered resolved until the statute of limitations for the relevant taxing authority to examine and challenge the tax position has expired, or the tax position is ultimately settled through examination, negotiation, or litigation. The Corporation did not have any material uncertain tax positions during the years ended December 31, 2020 and 2019, respectively. The Corporation classifies interest and penalties associated with uncertain tax positions in its provision for income taxes. The Corporation did not incur or record any interest and penalties related to uncertain tax positions as of or during the years ended December 31, 2020 and 2019, respectively.

General and administrative expenses

General and administrative expenses include professional service fees, outside legal, tax and accounting service fees, insurance, software application and system expenses, advertising and marketing, lease and occupancy costs and other overhead costs. General and administrative expenses also include claim adjudication and processing costs.

Net loss per share

The Corporation follows the two-class method when computing net loss per share as the Corporation has issued shares that meet the definition of participating securities. The two-class method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.

Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss attributable to common stockholders is computed by adjusting net loss attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net loss per share attributable to common stockholders is computed by dividing the diluted net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period, including potential dilutive common shares. For purpose of this calculation, outstanding stock options, convertible preferred stock and warrants to purchase shares of convertible preferred stock are considered potential dilutive common shares.

The Corporation’s convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in losses of the Corporation. Accordingly, in periods in which the Corporation reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities.

In periods in which the Corporation reports a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. The Corporation reported a net loss attributable to common stockholders for the years ended December 31, 2020 and 2019.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Recent accounting pronouncements

Recently adopted accounting pronouncements

Emerging Growth Company

The Corporation has elected to be treated as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Accordingly, the Corporation is provided the option to adopt new or revised accounting guidance either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies.

The Corporation has elected to adopt new or revised accounting guidance within the same time period as private companies, unless, as indicated below, management determines it is preferable to take advantage of early adoption provisions offered within the applicable guidance.

Revenue recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), as modified by subsequently issued ASU’s 2015-14, 2016-08, 2016-10, 2016-12 and 2016-20 (collectively, ASU 2014-09). ASU 2014-09 superseded existing revenue recognition standards with a single model unless those contracts are within the scope of other standards (e.g., an insurance entity’s insurance contracts). The revenue recognition principle in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Adoption of ASU 2014-09 did not have a material impact on the Corporation’s Consolidated Financial Statements.

Leases

In February 2016, the FASB issued ASU 2016-02, ASC 842, as amended, which superseded the lease accounting requirements in ASC 840 and created ASC 842. The Corporation elected to early adopt ASC 842, using the required modified retrospective approach and utilizing the effective date of January 1, 2019 as its date of initial application.

The Corporation elected the short-term lease expedient for leases with a term of one year or less, which permits a lessee to not recognize lease assets and lease liabilities for those leases. Lessees continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance. In addition, the Corporation elected to utilize the package of practical expedients which allowed it to not reassess the following: (i) whether any expired or existing contracts contained leases; (ii) the lease classification for any expired or existing leases; and (iii) the treatment of initial direct costs for any existing leases.

In transition, the Corporation elected to utilize the remaining lease term of its leases, as of the effective date, in determining the appropriate incremental borrowing rate. Lease cost for operating leases is recognized on a straight-line basis over the lease term as an operating expense. Variable lease costs are expensed as incurred as an operating expense.

The adoption of this standard resulted in the recognition of operating lease ROU assets of approximately $14.3 million and lease liabilities of approximately $17.4 million, on the Corporation’s Consolidated Balance Sheets at adoption relating to its office leases in New Jersey and San Francisco. The difference between the ROU assets and lease liabilities was due to previously recorded net deferred rent liabilities and incentives that were de-recognized and reclassified into the ROU assets. The adoption of ASU 2016-02 did not have a material impact on the Corporation’s liquidity or the Consolidated Statements of Operations and Comprehensive Loss.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Statement of cash flows

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified. ASU 2016-15 is effective for nonpublic entities in fiscal years beginning after December 15, 2018. The Corporation adopted this ASU effective January 1, 2019. Adoption of ASU 2016-15 did not have a material impact on the Corporation’s Consolidated Financial Statements.

Restricted cash

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. ASU 2016-18 is intended to clarify how entities present restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash and cash equivalents and restricted cash in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash in the statement of cash flows. When cash and cash equivalents and restricted cash are presented in more than one line-item on the balance sheet, the new guidance requires a reconciliation of the totals in the statement of cash flows to the related captions in the balance sheet. This reconciliation can be presented either on the face of the statement of cash flows or in the notes to the financial statements. ASU 2016-18 is effective for nonpublic entities in fiscal years beginning after December 15, 2018 and is to be applied retrospectively. The Corporation adopted ASU 2016-18 effective January 1, 2019. Adoption of ASU 2016-18 did not have a material impact on the Corporation’s Consolidated Financial Statements.

Fair value measurements

In August 2018, the FASB issued ASU 2018-13, Changes to Disclosure Requirements for Fair Value Measurements, which improves the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements, and is effective for all entities in fiscal years beginning after December 15, 2019. This standard became effective for the Corporation on January 1, 2020 and did not have a material impact on the Corporation’s disclosures.

Accounting pronouncements effective in future periods

Credit losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which was subsequently modified by several ASUs issued in 2018 and 2019. This standard introduces a new current expected credit loss (“CECL”) model for measuring expected credit losses for certain types of financial instruments measured at amortized cost and replaces the incurred loss model. The CECL model requires an entity to recognize an allowance for credit losses for the difference between the amortized cost basis of a financial instrument and the amount the entity expects to collect over the instrument’s contractual life after consideration of historical experience, current conditions, and reasonable and supportable forecasts. This standard also introduces targeted changes to the available-for-sale debt securities impairment model. It eliminates the concept of other-than-temporary impairment and requires an entity to determine whether any impairment is the result of a credit loss or other factors. ASU 2016-13 is effective for nonpublic entities in fiscal years beginning after December 15, 2022. Early adoption is permitted. The Corporation has evaluated the impact of ASU 2016-13 on the Consolidated Financial Statements and determined the impact to be immaterial.

Goodwill and other intangible assets

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This update removes Step 2 of the goodwill impairment test under current guidance, which requires a hypothetical purchase price allocation. The new guidance requires an impairment charge to be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. Upon adoption, the guidance is to be applied prospectively. ASU 2017-04 is effective for nonpublic entities in fiscal years beginning after December 15, 2021, with early adoption permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Corporation is currently evaluating the impact of the adoption of ASU 2017-04 on the Consolidated Financial Statements.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Cloud computing arrangements

In August 2018, the FASB issued ASU 2018-15, Intangibles – Goodwill and Other (Topic 350) – Internal Use Software: Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This update changes the accounting guidance for cloud computing arrangements. If a cloud computing arrangement includes a license to internal-use software, then the software license is accounted for by the customer by recognizing an intangible asset for the software license and, to the extent that the payments attributable to the software license are made over time, recognizing a corresponding liability. If a cloud computing arrangement does not include a software license, the entity should account for the arrangement as a service contract and should expense any fees associated with the hosting element (service) of the arrangement as incurred. ASU 2018-15 is effective for nonpublic entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The Corporation is currently evaluating the impact of the adoption of ASU 2018-15 on the Consolidated Financial Statements.

Income taxes

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 remove certain exceptions to the general principles in ASC Topic 740. The amendments also clarify and amend existing guidance to improve consistent application. The amendments are effective for nonpublic entities in fiscal years beginning after December 15, 2021, with early adoption permitted. The transition method (retrospective, modified retrospective, or prospective basis) related to the amendments depends on the applicable guidance, and all amendments for which there is no transition guidance specified are to be applied on a prospective basis. The Corporation is currently evaluating the impact of the adoption of ASU 2019-12 on the Consolidated Financial Statements.

Accounting for convertible instruments and contracts in an entity’s own equity

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). The amendments in ASU 2020-06 simplify the accounting for convertible instruments by removing certain separation models for convertible instruments. Under the amendments in ASU 2020-06, the embedded conversion features no longer are separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost and a convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no other features require bifurcation and recognition as derivatives. ASU 2020-06 is effective for nonpublic entities for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Corporation is currently evaluating the impact of the adoption of ASU 2020-06 on the Consolidated Financial Statements.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

3. Investment securities

The following tables present cost or amortized cost and fair values of investments as of December 31, 2020 and 2019, respectively:

December 31, 2020
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
	(in thousands)
Investment securities, held-to-maturity:
U.S. government and government agencies and authorities	$694	$43	$—	$737
Investment securities, available-for-sale:
U.S. government and government agencies and authorities	53,953	51	(41)	53,963

Total investment securities	$54,647	$94	$(41)	$54,700

December 31, 2019
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
	(in thousands)
Investment securities, held-to-maturity:
U.S. government and government agencies and authorities	$663	$22	$—	$685
Investment securities, available-for-sale:
U.S. government and government agencies and authorities	56,382	46	—	56,428

Total investment securities	$57,045	$68	$—	$57,113

The following tables present the amortized cost and fair value of debt securities as of December 31, 2020, by contractual maturity:

December 31, 2020
	Held-to-maturity		Available-for-sale
	Amortized cost	Fair value	Amortized cost	Fair value
	(in thousands)
Due within one year	$265	$266	$—	$—
Due after one year through five years	319	328	43,382	43,431
Due after five years through ten years	—	—	10,571	10,532
Due after ten years	110	143	—	—

Total	$694	$737	$53,953	$53,963

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended December 31, 2020 and 2019, respectively, net investment income was derived from the following sources:

December 31,	2020	2019
	(in thousands)
Cash and cash equivalents	$108	$1,249
Short-term investments	1,722	2,904
Investment securities	1,146	386

Net investment income	$2,976	$4,539

The Corporation has a process in place to identify securities that could potentially have an impairment that is other-than-temporary. This process involves monitoring market events that could impact issuers’ credit ratings, business climate, management changes, litigation and government actions, and other similar factors. This process also involves monitoring late payments, downgrades by rating agencies, key financial ratios, financial statements, revenue forecasts and cash flow projections as indicators of credit issues.

There was an immaterial amount of investment securities in an unrealized loss position as of December 31, 2020 and no investment securities in an unrealized loss position as of December 31, 2019.

As of December 31, 2020 and 2019, all securities were investment grade, with credit ratings of AA+ or higher by S&P. Unrealized losses on investment grade securities are principally related to changes in interest rates or changes in issuer or sector related credit spreads since the securities were acquired.

Proceeds from sales and maturities of investment securities and related gross realized gains (losses) included within net investment income were as follows for the years ended December 31, 2020 and 2019, respectively:

December 31,	2020	2019
	(in thousands)
Proceeds from sales of investment securities	$248,664	$269,205
Proceeds from maturities of investment securities	63,751	55,635

Gross realized gains	$1,117	$114
Gross realized losses	(3)	(3)

Net realized gains (losses)	$1,114	$111

As of December 31, 2020 and 2019, the Corporation had $7.5 million and $3.7 million, respectively, in deposits with various states and regulatory bodies.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

4. Fair value measurements

The following table presents a summary of fair value measurements for items that are measured at fair value on a recurring basis as of December 31, 2020 and 2019, respectively:

December 31, 2020	Level 1	Level 2	Level 3	Total fair value
	(in thousands)
U.S. government and government agencies	$—	$53,963	$—	$53,963

Total assets at fair value	$—	$53,963	$—	$53,963

Derivative liabilities	—	—	44,810	44,810
Warrants payable	—	—	97,782	97,782

Total liabilities at fair value	$—	$—	$142,592	$142,592

December 31, 2019	Level 1	Level 2	Level 3	Total fair value
	(in thousands)
U.S. government and government agencies	$—	$56,428	$—	$56,428

Total assets at fair value	$—	$56,428	$—	$56,428

Derivative liabilities	—	—	138,561	138,561
Warrants payable	—	—	17,672	17,672

Total liabilities at fair value	$—	$—	$156,233	$156,233

See Note 12 “Notes and securities payable”, Note 13 “Warrants payable”, and Note 14 “Derivative liabilities” for additional information regarding liabilities.

The fair value of convertible securities is based on level 3 inputs. The estimated fair value of the convertible securities was $949.6 million at December 31, 2020 and $251.9 million at December 31, 2019. The estimated fair value of the convertible securities and derivative liabilities at December 31, 2020 were calculated as the product of (i) the number of conversion shares under the valuation date and (ii) the marketable value per common share at the valuation date. The significant unobservable inputs used in the Black-Scholes model to measure the convertible securities and derivative liabilities as of December 31, 2019, are as follows (the stock price and strike price are presented in thousands):

December 31, 2019	Convertible securities	Derivative liabilities
Beginning stock price (total value)	$305,132 - $357,802	$305,132 - $357,802
Strike price (total value)	$462,012 - $531,315	$462,012 - $965,184
Expected volatility	45% - 49%	45% - 49%
Expected term	2-3 years	2-3 years
Risk-free interest rate	1.58% -1.62%	1.58% - 1.62%
Discount factor	15%	15%

The stock price and strike price were used in multiple scenarios as part of the with and without approach to determine the fair value of convertible securities and the derivative liabilities were calculated on a total value basis. The stock price at December 31, 2019 was calculated as the product of (i) the estimated number of conversion shares under the scenarios and (ii) the value per Series D preferred share at the valuation date. The strike price at December 31, 2019 was equal to the effective value received by the holder upon the conversion of the convertible securities under the scenarios, calculated as the product of (i) principal and accrued interest at the conversion date and (ii) 1 / discount factor.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The significant unobservable inputs used in the Black-Scholes model to measure the warrants payable that are categorized within Level 3 of the fair value hierarchy, as of the years ended December 31, 2020 and 2019, respectively, are as follows:

December 31, 2020	Preferred stock purchase warrants	Common stock purchase warrants
Beginning stock price	N/A	$30.14
Strike price	N/A	$1.04
Expected volatility	N/A	56.0%
Expected term	N/A	0.02 years
Risk-free interest rate	N/A	0.09%
Discount factor	N/A	13%

December 31, 2019	Preferred stock purchase warrants	Common stock purchase warrants
Beginning stock price	$10.27	$7.19
Strike price	$17.27	$1.04
Expected volatility	45% - 49%	81.1% - 84.6%
Expected term	2-3 years	2-3 years
Risk-free interest rate	1.58% - 1.62%	1.58% - 1.62%
Discount factor	15%	15%

The changes in balances of Level 3 financial liabilities during 2020 and 2019, respectively, were as follows:

December 31, 2020	Convertible securities	Derivative liabilities	Warrants payable	Total
	(in thousands)
Beginning balance	$251,885	$138,561	$17,672	$408,118
Issuances	—	—	—	—
Settlements	—	—	—	—
Transfers in	—	—	—	—
Transfers out	—	—	—	—
Total recognized losses (gains)	697,667	(93,751)	80,110	684,026

Ending balance	$949,552	$44,810	$97,782	$1,092,144

December 31, 2019	Convertible securities	Derivative liabilities	Warrants payable	Total
	(in thousands)
Beginning balance	$—	$—	$14,836	$14,836
Issuances	237,362	—	—	237,362
Settlements	—	—	—	—
Transfers in	—	—	—	—
Transfers out	—	—	—	—
Total recognized losses	14,523	138,561	2,836	155,920

Ending balance	$251,885	$138,561	$17,672	$408,118

In addition to the Level 3 financial liabilities in the table above, on September 25, 2020, the Corporation issued the 2020 Convertible Note (see Note 12 “Notes and securities payable” for further details) with the carrying value approximating the fair value of $20.0 million. As of December 31, 2020, the carrying value and the fair value of the 2020 Convertible Note was $20.4 million and was considered a Level 3 financial liability.

There were no transfers in and out of Level 3 financial assets or liabilities during the years ended December 31, 2020 or 2019.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

5. Acquisition

On February 28, 2019, the Corporation entered into a securities purchase agreement with Censeo Health, LLC to acquire 100% of the outstanding equity interests of Principium Health, LLC (“Principium”) and Medical Service Professionals of NJ, LLC (“MSPNJ”), providers of in-home chronic care management services, for a total purchase price of approximately $1.4 million. The goodwill resulting from the transaction that was recorded by the Corporation was approximately $1.2 million.

6. Healthcare receivables

Included within healthcare receivables are pharmaceutical rebates which are accrued as they are earned and estimated based on contracted rebate rates, eligible amounts submitted to the manufacturers by the Corporation’s pharmacy manager, pharmacy utilization volume and historical collection patterns. As of December 31, 2020 and 2019, the Corporation recognized rebate receivables of approximately $26.6 million and $17.5 million, respectively. In addition to pharmaceutical rebates, Medicare Part D settlement receivables, member premium receivables and other CMS receivables included in the balance totaled $12.1 million and $8.3 million at December 31, 2020 and 2019, respectively.

7. Related party transactions

Related party agreements

The Corporation has various contracts with IJKG Opco LLC (d/b/a CarePoint Health - Bayonne Medical Center), Hudson Hospital Opco LLC (d/b/a CarePoint Health - Christ Hospital) and Hoboken University Medical Center (“HUMC”) Opco LLC (d/b/a CarePoint Health - Hoboken University Medical Center), which collectively do business as the CarePoint Health System (“CarePoint Health”). CarePoint Health is ultimately held and controlled by Mr. Vivek Garipalli, the Chief Executive Officer and stockholder of the Corporation. The Corporation contracts with CarePoint Health for the provision of inpatient and hospital-based outpatient services. Expenses and fees incurred related to these contracts, recorded in net medical claims incurred, were $11.1 million and $9.7 million for the years ended December 31, 2020 and 2019, respectively.

Securities payable to related parties

The Corporation has entered into various securities payable arrangements with certain related parties as further discussed in Note 12 “Notes and securities payable”.

8. Property and equipment, net

Property and equipment, net consists of the following:

As of December 31,	2020	2019
	(in thousands)
Capitalized software	$693	$—
Leasehold improvements	3,088	3,088
Office furniture and fixtures	29	29
Equipment	104	104

Property and equipment, gross	3,914	3,221
Less: accumulated depreciation and amortization	(1,836)	(1,281)

Property and equipment, net	$2,078	$1,940

Depreciation expense recorded by the Corporation was approximately $0.5 million and $0.6 million for the years ended December 31, 2020 and 2019, respectively. Amortization expense recorded by the Corporation was approximately $0.1 million and $0 million for the years ended December 31, 2020 and 2019, respectively.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

9. Goodwill and other intangible assets

Other intangible assets were $3.0 million and $3.0 million as of December 31, 2020 and 2019, respectively. The other intangible assets consist of licenses with indefinite useful lives that are related to Certificates of Operating Authority in 45 states and the District of Columbia. Goodwill was $1.2 million and $1.2 million as of December 31, 2020 and 2019, respectively. Intangible assets with indefinite useful lives and goodwill are not amortized but are tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that the assets may be impaired. As of December 31, 2020 and 2019, respectively, there were no circumstances that indicate that the carrying amount of goodwill and intangible assets deemed to have an indefinite useful life may not be recoverable. No impairment was recorded during the years ended December 31, 2020 and 2019, respectively.

10. Unpaid claims

Activity in the liability for unpaid claims, including claims adjustment expenses, is summarized as follows:

Year ended December 31,	2020	2019
	(in thousands)
Gross balance, beginning of year	$77,886	$54,004
Less: reinsurance recoverable, beginning of year	—	(12,344)

Net balance, beginning of year	77,886	41,660
Incurred related to:
Current year	604,183	453,423
Prior years	(13,715)	(2,778)

Total incurred	590,468	450,645

Paid related to:
Current year	501,339	376,677
Prior years	63,039	37,742

Total paid	564,378	414,419

Net balance, end of year	103,976	77,886

Plus: reinsurance recoverable, end of year	—	—

Gross balance, end of year	$103,976	$77,886

Unpaid claims as of December 31, 2020 were $104.0 million. As of December 31, 2020, $63.0 million has been paid for incurred claims and claims adjustment expenses attributable to insured events of prior years. The favorable development recognized in 2020 resulted from the actual experience developing differently from estimates as of December 31, 2019, partially attributable to the deferral of healthcare services as a result of the stay-at-home orders and closure of certain provider facilities throughout the year due to COVID-19 restrictions. Original estimates are increased or decreased, as additional information becomes known regarding individual claims. The ratio of current year medical claims paid as a percent of current year net medical claims incurred was 83.0% for 2020 and 83.1% for 2019.

The Corporation did not have any significant changes in methodologies or assumptions used in the calculation of the liability for unpaid claims or claims adjustment expenses.

The Corporation uses a variety of standard actuarial techniques to establish unpaid claims reserves. Management estimates are supported by the Corporation’s annual actuarial analysis. The Corporation utilized an in-house actuary to review the adequacy of unpaid claim and unpaid claim adjustment expense. Management believes that the reserves are adequate based on the available information. The estimation of claim costs is inherently difficult and requires significant judgement. The estimation has considerable inherent variability can vary significantly depending upon several factors, including medical cost trends and claim payment patterns, general economic conditions, regulatory changes, and known outbreaks of disease, including COVID-19. Only time and the eventual resolution of each claim will determine whether the claim reserves will ultimately prove to be adequate.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following is information about incurred and paid claims development for medical claims, as well as cumulative claim frequency and the total of incurred but not reported liabilities as of December 31, 2020, respectively.

Cumulative incurred claims for the years ended December 31,
(in thousands)				(in thousands, except for number of reported claims)
Incurred year	2018*	2019*	2020	Total IBNR	Number of reported claims
2018 and prior	$552,456	$549,678	$549,649	$2	1,737,684
2019		412,695	399,009	1,130	1,188,472
2020			604,183	102,844	1,433,049

Total	$552,456	$962,373	$1,552,841	$103,976	4,359,205

Cumulative net paid claims through December 31,
(in thousands)
Paid year	2018*	2019*	2020
Incurred year
2018 and prior	$511,459	$550,974	$549,647
2019		343,903	397,879
2020			501,339

Total	$511,459	$894,877	$1,448,865

*	Unaudited supplemental information

The reconciliation of net incurred and paid claims development tables to unpaid claims and claims adjustment expenses on the Consolidated Balance Sheets is as follows:

December 31, 2020
(in thousands)
Cumulative incurred claims, net	$1,552,841
Less: cumulative paid claims, net	1,448,865

Net unpaid claims, including claims adjustment expenses	$103,976

The time value of money is not taken into account for the purposes of calculating the liability for unpaid claims.

The Corporation counts a claim when either a claim or claim adjustment expense amount has been paid, or at any period end, when the Corporation has recorded a medical unpaid claim reserve. The cumulative number of reported claims for each claim year has been developed using historical data captured by claim systems. As such, the cumulative number of reported claims may not be comparable to similar measures reported by other companies.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

11. Reinsurance

Effective January 1, 2018, the Corporation entered into a specific excess loss reinsurance agreement to reinsure liabilities in excess of approximately $0.5 million per covered person per agreement term for the years ended December 31, 2020 and 2019.

The effects of the reinsurance agreements on the accompanying Consolidated Financial Statements for the years ended December 31, 2020 and 2019, respectively, are as follows:

December 31,	2020	2019
	(in thousands)
Premiums earned, gross	$666,297	$457,758
Premiums earned, ceded	(599)	(832)

Net premiums earned	$665,698	$456,926

December 31,	2020	2019
	(in thousands)
Claims incurred, gross	$590,951	$452,261
Claims incurred, ceded	(483)	(1,616)

Net claims incurred and claims adjustment expense	$590,468	$450,645

Reinsurance recoverable and reinsurance premium payable as of December 31, 2020 and 2019, respectively, were comprised of the following:

December 31,	2020	2019
	(in thousands)
Reinsurance recoverable on paid claims	$—	$481
Reinsurance recoverable on unpaid claims	—	—
Reinsurance premium payable	—	—

Reinsurance recoverable, net	$—	$481

Reinsurance recoverable represents the portion of paid claims and unpaid claims that are covered by reinsurance. Amounts recoverable from reinsurers are estimated in a manner consistent with the methods used to determine unpaid claims as detailed in Note 2 “Summary of significant accounting policies.”

Clover acquired certain policies and related reinsurance agreements with the purchase of stock of Union Life Labor Insurance Company (“Ullico”) in April 2016. Ullico originally underwrote those policies which are primarily life policies and annuity contracts, prior to entering “run-off”. All of the underwriting risk related to those policies and contracts has been ceded to third party reinsurers. A large portion of these cessions are in the form of 100% coinsurance where, in addition to the underwriting risk, administrative responsibilities, including premium collections and claim payments, are ceded to third party reinsurers.

Approximately $5.3 million and $5.2 million of life insurance reserves, as of December 31, 2020 and 2019, respectively, related to life insurance policies originally issued by Ullico are 100% coinsured with Southern Financial Life Insurance Company (“SFLIC”), a Louisiana domestic company, in full transfer of risk related to these policies. The life reserves are computed principally in accordance with Net Level Premium Method using mortality and persistency assumptions based upon the Corporation’s experience and industry data. Interest rate assumptions used in establishing such reserves range from less than 1% to 4.5%. Under the arrangement, SFLIC is required to hold in trust 100% of the outstanding liabilities as of the reporting date.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Approximately $0.9 million and $0.9 million of annuity reserves as of December 31, 2020 and 2019, respectively, related to annuity contracts originally issued by Ullico, are 100% ceded to Sagicor Life Insurance Company (“SLIC”), a Texas domestic company, in full transfer of risk related to these contracts. The annuity reserves are computed principally using assumptions based on the Corporation’s experience and industry data. Interest rate assumptions used in establishing such reserves range from less than 1% to 5.5%. Ceded life insurance and annuity reserves are included in other assets and gross life insurance and annuity reserves are included in other liabilities on the Consolidated Balance Sheets, respectively.

A reinsurance agreement between two entities transfers the underwriting risk and liabilities to the reinsurer while the insurer retains the contractual relationship with the ultimate insured. As such, these reinsurance agreements do not completely relieve the Corporation of its potential liability to the ultimate insured. However, given the transfer of underwriting risk, such potential liability is limited to the credit exposure which exists should the reinsurer be unable to meet its obligations under these reinsurance agreements. The Corporation evaluates its reinsurers on a regular basis including their ratings and financial conditions.

12. Notes and securities payable

Non-convertible notes

On March 21, 2017, the Corporation entered into a loan facility (the “Loan Facility”) for an aggregate principal amount of $60.0 million. In March 2017, the Corporation drew down $40.0 million under the Loan Facility. The proceeds were used to pay all obligations under a $30.0 million 2015 senior secured note, and to provide additional working capital for the Corporation’s subsidiaries. The Loan Facility is secured by the assets of the Corporation. The initial obligation has a maturity date of March 1, 2022 and is subject to an interest rate of 11%, payable monthly, with the majority of principal payments commencing 36 months prior to the maturity date. In October 2017, the Corporation drew down the remaining $20.0 million under the Loan Facility. The additional obligation has a maturity date of October 1, 2022, and is subject to an interest rate of 11.25%, payable monthly, with the majority of principal payments commencing 36 months prior to the maturity date. In conjunction with the Loan Facility, the Corporation issued warrants. See Note 13 “Warrants payable” for additional information.

The Corporation capitalized approximately $0.3 million of debt issuance costs associated with the Loan Facility, which are being amortized using the effective interest method over the term of the Loan Facility.

The carrying amount of the Loan Facility was approximately $30.8 million and $49.3 million at December 31, 2020 and 2019, respectively. Amortization of debt discounts associated with the warrants and debt issuance costs was approximately $0.3 million and $0.4 million during the years ended December 31, 2020 and 2019, respectively. Interest expense was approximately $4.4 million and $6.2 million during the years ended December 31, 2020 and 2019, respectively. The effective interest rate was 11.78% and 11.77% during the years ended December 30, 2020 and 2019, respectively.

Bridge loan

In connection with the Convertible Securities Purchase Agreement (the “Convertible Agreement”) effective December 27, 2018, discussed in the “Convertible securities” section below, the Corporation entered into a series of non-convertible promissory notes agreements (“Bridge Loan”) with qualified institutional buyers for an aggregate principal amount of $30.0 million for the purpose of providing additional working capital for the Corporation’s subsidiaries. The Bridge Loan was issued to the Corporation on a bridge basis upon execution of the Convertible Agreement and accrued interest at a rate of 10%. The outstanding Bridge Loan balance at February 21, 2019 of approximately $30.4 million, inclusive of accrued interest, was settled through the issuance of convertible securities under the first tranche of the Convertible Agreement. There was no interest expense for the year ended December 31, 2020 and interest expense of approximately $0.4 million for the year ended December 31, 2019.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Convertible securities

On December 27, 2018, the Corporation entered into a Convertible Agreement with qualified institutional buyers, including entities affiliated with the Corporation, for an aggregate principal amount of up to $500.0 million to support the Corporation’s growth in the MA market. The convertible securities were issued during 2019 in multiple tranches and at December 31, 2019, the Corporation’s principal balance of borrowings under the Convertible Agreement was approximately $373.8 million, consisting of $343.4 million proceeds and $30.4 million related to the settlement of the Bridge Loan. The convertible securities bear a yield (“interest”) at the increasing rates noted below which compound semi-annually, and mature April 1, 2023 (“End Date”), unless earlier converted, repurchased, or extended, as discussed below.

The interest rate and embedded feature discount factor vary based on the length of time elapsed from the issue date of the securities. The interest rates begin at 6.5% for the first twelve-month period through the first anniversary of the security issue date, increasing ratably on a semi-annual basis, to 13.5% at the third anniversary of the security issue date until the convertible securities cease to be outstanding. The embedded feature discount factors begin at 75% for the first twelve-month period through the first anniversary of the security issue date, decreasing ratably on a semi-annual basis, to 55% at the forty-two month anniversary of the security issue date until the convertible securities cease to be outstanding.

The securities issued as part of the Convertible Agreement contain the following embedded features, some of which contain components of both conversion and redemption features: mandatory conversion in a qualified public offering (“QPO”), financing conversion (security holder election), extraordinary event conversion (security holder election), end date conversion (security holder election), redemption upon default, Corporation repurchase (Corporation election), and extended end date conversion (Corporation election).

In the mandatory conversion in a QPO, financing conversion, and extraordinary event conversion, the outstanding principal and accrued interest will convert into capital or preferred stock, pursuant to the terms of the Convertible Agreement based on a conversion price calculated as the lesser of (i) the price per share at which the Corporation’s equity securities are issued to the public in the applicable transaction multiplied by the discount factor in effect and (ii) a price per share equal to (x) $2.5 billion, divided by (y) the number of shares of common stock outstanding as of the closing of the applicable transaction on an as-converted, as-exercised basis as defined in the Convertible Agreement.

In the end date conversion, the outstanding principal and accrued interest will convert into shares of senior preferred stock or most recent preferred stock. Shares are calculated as principal and accrued interest divided by the applicable conversion price. Conversion price is the lowest of (i) the product obtained by multiplying (x) the lowest price per share at which the Corporation issued applicable preferred stock, by (y) the discount factor, and (ii) the lowest price per share at which the Corporation issued its most recently authorized series of preferred stock and (iii) a price per share equal to (x) $2.5 billion, divided by (y) the number of shares of common stock outstanding as of the conversion on an as-converted, as-exercised basis as defined in the Convertible Agreement.

Upon the occurrence of any event of default, all accrued but unpaid expenses, and the principal and accrued interest will be immediately due and payable in full. In the event of Corporation repurchase, the Corporation would pay the security holders an amount equal to the portion being repurchased, divided by the discount factor and issuing to the security holders a warrant for a number of repurchase warrant shares equal to the repurchase amount divided by the repurchase warrant share price, with the warrant having an exercise price equal to the repurchase warrant share price. Repurchase warrant share price is calculated as the lower of (a) lowest price at which the repurchase warrant shares were originally issued and (b) the quotient obtained by dividing (x) $2.5 billion, divided by (y) the number of shares of common stock outstanding as of the date of issuance of the applicable repurchase warrant on an as-converted, as-exercised basis as defined in the Convertible Agreement.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Corporation may elect to extend the end date until the earlier of (i) a deemed liquidation event and (ii) the end of a period designated by the Corporation of not less than 15 days and not more than 180 days (if the security holder is an original security holder or an affiliate of the original security holder), or otherwise 365 days (if the security holder is not an original security holder or an affiliate of such security holder), following the original end date.

On October 5, 2020, the Corporation entered into the Merger Agreement with SCH and simultaneously amended the Convertible Agreement whereby, the convertible securities convert into Class Z common stock upon the merger event with SCH (see Note 25 “Subsequent Events” for additional information on the merger event). Additionally, the conversion will incur a 9.35% charge to account for dilution after the merger event to convert the securities as if they had been converted under the mandatory QPO conversion.

Certain conversion features were determined to be share-settled redemption features. The Corporation analyzed the embedded features for derivative accounting consideration and determined the following:

•

The redemption feature in the mandatory conversion in a QPO, financing conversion and extraordinary event conversion features meet the requirements to be accounted for separately from the debt host as a derivative because the feature is not clearly and closely related to the debt host, the debt host. See Note 14 “Derivative liabilities” for additional information.

•	The extended end date feature requires separate accounting as a derivative. See Note 14 “Derivative liabilities” for additional information.

•

The end date conversion feature represents a BCF with an intrinsic value that exceeded the approximately $373.8 million principal balance of the convertible securities. The BCF was recorded within equity in additional-paid-in-capital and as a discount to the convertible securities in an amount equal to the full principal amount of the securities, thus reducing the carrying value of the convertible securities to zero. The discount of $373.8 million is being accreted to the principal amount over the term of the securities, assuming a maturity of April 1, 2023, using the effective interest method. The accretion is recognized in amortization of notes and securities discounts on the Consolidated Statements of Operations and Comprehensive Loss.

•	The other embedded features are clearly and closely related to the debt host and do not require separate accounting as a derivative.

Since the carrying amount of the convertible securities was initially recognized as $0, debt issuance costs incurred in the amount of approximately $0.4 million were expensed on the Consolidated Statements of Operations and Comprehensive Loss during the year ended December 31, 2019. The carrying amount of the convertible securities and unamortized discount were approximately $76.5 million and $337.3 million respectively, at December 31, 2020. Amortization of the debt discount and interest expense on the convertible securities were approximately $21.1 million and $31.1 million, respectively, during the year ended December 31, 2020. The effective interest rate, inclusive of amortization of the discount and the contractual rate, was in excess of 100% during the year ended December 31, 2019, as a result of the beginning convertible securities carrying value of $0. The end date conversion feature represents a BCF with an intrinsic value of $2.3 billion.

2020 Convertible Note

On September 25, 2020, Seek Insurance Services, Inc. (“Seek”), the Corporation’s wholly-owned subsidiary, entered into a note purchase agreement (the “Seek Convertible Note Agreement”) with a third party investor, and issued a note in a principal amount of $20.0 million. The outstanding principal as of December 31, 2020, was $20.0 million. The note bears simple interest at an annual rate of 8% and matures on September 25, 2023, unless earlier accelerated, converted, or paid in full, as discussed below.

The outstanding principal and any accrued but unpaid interest will become immediately due and payable at the election of the note holder upon the occurrence of any Event of Default as defined in the note.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The outstanding principal and accrued but unpaid interest will convert into a minority equity interest in Seek if prior to maturity, repayment or conversion of the note: (1) the note holder elects to convert the note, (2) upon the closing of Seek’s next equity financing; or (3) upon consummation of an initial public offering of Seek’s common stock or a SPAC or reverse merger transaction with Seek.

The Corporation analyzed the embedded features for derivative accounting consideration and determined that the features are clearly and closely related to the debt host and do not require separate accounting as a derivative.

The carrying amount of the note was $19.9 million and $0 million at December 31, 2020 and 2019, respectively. The Corporation capitalized $0.1 million of issuance costs which are being amortized using the effective interest method over the term of the note. Unamortized debt issue costs were $0.1 million and $0 million at December 31, 2020 and 2019, respectively. Amortization of the debt issue costs and interest expense on the note were immaterial and $0 million during the years ended December 31, 2020 and 2019, respectively.

The below table summarizes maturities of the Corporation’s securities payable over the next five years as of December 31, 2020:

Year ended December 31,
(in thousands)
2021	$20,939
2022	9,986
2023	393,827
2024	—
2025	—

Total	$424,752

The Corporation was in compliance with all applicable financial and non-financial covenants under its financing arrangements for the year ended December 31, 2020 and 2019, respectively.

13. Warrants payable

In conjunction with the Loan Facility effective March 21, 2017, the Corporation issued warrants to purchase 1,266,284 shares of the Corporation’s Series D preferred stock at an exercise price of $9.3778 per share, which expire on September 30, 2027. The warrants are exercisable at any time and up to the expiration date. Per the original terms, in the event of an automatic conversion of the preferred stock prior to the exercise of the warrants, the warrants shall be exercisable in common stock. On October 5, 2020, the Corporation entered into the Merger Agreement with SCH and simultaneously amended the warrants to be exercisable in common stock based on the merger event with SCH (see Note 25 “Subsequent events” for additional information on the merger event). Additionally, the original strike price of the warrants changed from $9.3778 per share to $0.

The warrants were accounted for as derivative instruments and the initial fair value of approximately $1.2 million, which was calculated using a Black-Scholes based valuation model, was recorded as a discount to the carrying amount of the Loan Facility. This discount is being amortized using the effective interest method over the term of the Loan Facility. The warrants were recorded as liabilities and are being marked to market at each reporting period.

In September 2015, the Corporation issued warrants to purchase 2,100,000 shares of the Corporation’s common stock at an exercise price of $1.04219 per share which expire on September 2, 2022. The warrants are exercisable at any time up to the expiration date. The warrants are also contingently exercisable for an additional 2,100,000 shares based proportionally on the aggregate principal amounts of additional notes borrowed by the Corporation. As a result of the Merger Agreement, the warrants automatically convert into common stock based on the merger event with SCH. The warrants are being recorded at fair value and are reflected as liabilities on the Corporation’s Consolidated Balance Sheets at each reporting period. See Note 4 “Fair value measurements” for additional information.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

14. Derivative liabilities

In connection with the $373.8 million convertible securities issued in 2019, the Corporation determined that certain of the conversion and redemption features were embedded derivatives which have been bifurcated from the host instrument and accounted for as embedded derivative instruments. The Corporation recognized a $93.8 million gain during the year ended December 31, 2020 and a $138.6 million loss related to derivative liabilities during the year ended December 31, 2019. The aggregate loss was recognized in (gain) loss on derivative in the Consolidated Statements of Operations and Comprehensive Loss. The fair value of embedded derivatives was $44.8 million at December 31, 2020 and $138.6 million at December 31, 2019 and is included as derivative liabilities in the Corporation’s Consolidated Balance Sheets. See Note 4 “Fair value measurements” and Note 12 “Notes and securities payable” for additional information.

15. Letter of credit

On April 19, 2018, the Corporation entered into a secured letter of credit agreement (“the Letter”) for an amount up to an aggregate of $2.5 million with a commercial lender that renews on an annual basis. The Letter bears an interest rate of 0.75%. There was an unused balance of $2.5 million and $2.5 million as of December 31, 2020 and 2019, respectively.

16. Leases

Operating leases

The Corporation leases office space in New Jersey, Minnesota, Tennessee, and San Francisco under non-cancelable operating leases, further described below. For each lease the Corporation recorded a ROU asset and lease liability at the earlier of the ASC 842 effective date or lease commencement date. The Corporation utilizes the straight-line method of recognizing lease expense. However, the Corporation is required to pay certain variable executory costs including common area maintenance, real estate taxes, and insurance that are expensed as incurred. These variable costs are excluded from the measurement of leases. Certain of our leases include options to renew, with renewal terms that can extend the lease term. The exercise of lease renewal options is at our sole discretion. The Corporation is not reasonably certain that it will exercise the renewal options described in the individual lease descriptions below. Therefore, these options are not recognized as part of the ROU asset and lease liability.

The Corporation subleases certain of its leases to third parties for which it receives rental income to manage occupancy costs. These subleases are classified as operating and are further described below.

Tennessee lease (principal executive office):

On May 7, 2019, the Corporation entered into an agreement to lease office space for its corporate headquarters in Franklin, Tennessee. The initial lease term ended on August 31, 2020 and became a month-to-month lease that commenced on September 1, 2020 and is treated as a short-term lease.

Montgomery leases:

On September 28, 2016, the Corporation entered into an agreement to lease office space in Jersey City, New Jersey (the “Montgomery Lease”). The lease expires March 31, 2028 with one option to renew for 5 years. There was an amendment that expires August 31, 2023 with one option to renew for 5 years. The Corporation entered into an agreement to sublease (“The Montgomery Sublease”), which commenced October 4, 2019. The Corporation receives rental income for this sublease which has a lease term through March 31, 2021.

The Corporation uses the long-lived assets impairment to determine when to test ROU assets (or asset groups that contain one or more ROU assets) for impairment, assess whether ROU assets are impaired, and if so, the amount of the impairment loss to recognize. The sublease income expected to be received under the Montgomery Sublease is less than the amount to be paid under the Montgomery Lease for the sublease term, which indicated that the Montgomery Lease may not be recoverable. Upon execution of the sublease agreement, the Corporation reassessed

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

the asset group and determined that the lowest level of identifiable cash flows pertaining to the Montgomery Sublease was at the individual lease level. The asset group, comprised of both the ROU asset and corresponding leasehold improvements related to the 14th floor of the Montgomery Lease, were determined to not be recoverable and were written down to their respective fair values with an impairment charge of $1.6 million recorded to general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2019.

The Corporation is currently in default with respect to the Montgomery Lease for not paying rent owed to the lessor. The Corporation has accrued for all interest owed and is reducing its security deposit asset in lieu of recording rental payments. The Corporation is currently in discussions with the lessor to resolve this default and related lease issues.

San Francisco leases:

During 2015 and 2016, the Corporation entered into agreements to lease two floors of office space in San Francisco, California through April 30, 2022. In 2019, the Corporation subleased the two floors beginning in June and October 2019, respectively. The sublease terms also expire on April 30, 2022.

Lyndhurst lease:

On February 28, 2019, the Corporation completed its acquisition of Principium and assumed its office lease in Lyndhurst, New Jersey. The lease expires May 31, 2022 and has one option to renew for 5 years. The renewal option is not included in the measurement of the lease.

Minnesota lease:

On October 8, 2020, the Corporation entered into an agreement to lease office space for its Seek subsidiary in Edina, Minnesota, which expires on September 30, 2022.

Summary of lease costs recognized under ASC 842:

The following table contains a summary of the lease costs recognized under ASC 842 and other information pertaining to the Corporation’s operating leases for the years ended December 31, 2020 and 2019:

Year ended December 31, 2020
(in thousands)
Operating lease cost	$4,533
Variable lease cost	632
Short-term lease cost	20
Sublease income	(3,098)

Total lease cost	$2,087

Other information
Cash paid for amounts included in the measurement of lease liabilities	$4,979
Weighted-average remaining lease term (in years)	4.4
Weighted-average discount rate	10.17%

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year ended December 31, 2019
(in thousands)
Operating lease cost	$4,552
Variable lease cost	654
Short-term lease cost	58
Sublease income	(989)

Total lease cost	$4,275

Other information
Cash paid for amounts included in the measurement of lease liabilities	$4,804
Weighted-average remaining lease term (in years)	4.8
Weighted-average discount rate	10.05%

Pursuant to the terms of the Corporation’s non-cancelable lease agreements in effect at December 31, 2020, the following table summarizes the Corporation’s maturities of lease liabilities as of December 31, 2020:

Year ended December 31, 2020
(in thousands)
2021	$5,017
2022	2,747
2023	1,408
2024	1,089
2025	1,121
Thereafter	2,649
Total lease payments	$14,031

Less: imputed interest	(2,887)

Total	$11,144

17. Preferred stock

During 2015, the Corporation issued 5,274,468 shares of Series A and 7,199,261 shares of Series A-1 preferred stock at $1.04219 per share for total proceeds of approximately $13.0 million. During 2015, the Corporation issued 10,338,818 shares of Series B preferred stock at $3.385 per share for total proceeds of approximately $35.0 million.

During 2016, the Corporation issued 19,066,809 shares of Series C preferred stock at $8.4002 per share for total proceeds of approximately $160.2 million. Issuance costs totaled approximately $0.4 million.

During 2017, the Corporation issued 20,749,216 shares of Series D preferred stock at $9.3778 per share for total proceeds of approximately $194.6 million. Issuance costs totaled approximately $0.3 million.

During 2018, the Corporation issued 4,798,566 additional shares of Series D preferred stock at $9.3778 per share for total proceeds of approximately $45.0 million. Issuance costs totaled approximately $0.5 million.

During 2020 and 2019, the Corporation did not issue any additional shares of preferred stock. As of each balance sheet date, preferred stock consisted of the following ($ in millions, except for share amounts):

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Preference	Common Stock Issuable Upon Conversion
Series A Preferred stock	5,274,468	5,274,468	$5.5	$5.5	5,274,468
Series A-1 Preferred stock	7,199,261	7,199,261	7.5	30.0	7,199,261
Series B Preferred stock	10,338,818	10,338,818	35.0	35.0	10,338,818
Series C Preferred stock	19,066,809	19,066,809	160.2	160.2	19,066,809
Series D Preferred stock	33,256,730	25,547,782	239.6	239.6	25,547,782

	75,136,086	67,427,138	$447.8	$470.3	67,427,138

The holders of the preferred stock have rights, preferences and privileges as follows:

Dividends

The Series A and Series A-1 dividend rate is $0.08338 per share of Series A preferred stock per annum, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A and Series A-1 preferred stock. The Series B rate is $0.2708 per share of Series B preferred stock per annum, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Series B preferred stock. The Series C rate is $0.67202 per share of Series C preferred stock per annum, subject to appropriate adjustment in the event of any stock split, combination or other similar recapitalization with respect to the Series C preferred stock. The Series D rate is $0.750224 per share of Series D preferred stock per annum, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D preferred stock.

The Corporation cannot declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the outstanding preferred stock will first receive (on a pari passu basis), or simultaneously receive, a dividend on each outstanding share of preferred stock in an amount equal to the greater of (a) the applicable dividend rate (as listed above) or (b) an amount that such holders of the preferred stock would receive on a pari passu basis with the holders of common stock if such shares of preferred stock had been converted to common stock. The holders of the outstanding preferred stock can waive any dividend preference that the holders are entitled to receive upon the affirmative vote or written consent of the holders of a majority of the shares of outstanding preferred stock (voting together as a single class and on as-converted to common stock basis).

Voting

Each holder of the outstanding share of preferred stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Unless provided by law or any other provisions of the Certificate of Incorporation, holders of preferred stock can vote together with the holders of common stock as a single class on all matters presented to the stockholders of the Corporation.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Conversion

Each share of preferred stock can be converted at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into a number of fully paid and non-assessable shares of common stock as is determined by dividing the applicable original issue price by the applicable common conversion price (as defined below) in effect at the time of conversion. The “Series A conversion price” will initially be equal to the Series A-1 original issue price. The “Series B conversion price” will initially be equal to the Series B original issue price. The “Series C conversion price” will initially be equal to the Series C original issue price. The “Series D conversion price” will initially be equal to the Series D original issue price. The “applicable conversion price” is defined as the Series A conversion price with respect to the Series A preferred stock, the Series A-1 conversion price with respect to the Series A-1 preferred stock, the Series B conversion price with respect to the Series B preferred stock, the Series C conversion price with respect to the Series C preferred stock, and the Series D conversion price with respect to the Series D preferred stock. Each applicable conversion price, and the rate at which shares of preferred stock may be converted into shares of common stock, is subject to adjustment as provided below.

In the event of liquidation, dissolution or winding up of the Corporation or a deemed liquidation event, the conversion rights will terminate at the close of business on the last full day preceding the date fixed for the payment of such amounts distributable on such event to the holders of preferred stock.

No fractional shares of common stock can be issued upon conversion of the preferred stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation will pay cash equal to such fraction multiplied by the fair value of a share of common stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion will be determined on the basis of the total number of shares of preferred stock the holder is at the time converting into common stock and the aggregate number of shares of common stock issuable upon conversion.

The preferred stock of the Corporation is subject to broad based weighted-average anti-dilution subject to customary carveouts.

Redemption

The preferred stock is not mandatorily redeemable. Any shares of preferred stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries will be automatically and immediately cancelled and retired and will not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of preferred stock following redemption.

18. Employee benefit plans

Employee savings plan

The Corporation has a defined contribution retirement savings plan (“the 401(k) Plan”) covering eligible employees, which includes matching contributions based on the amount of employees’ contributions to this plan. The Corporation contributes to the 401(k) Plan annually 100% of the first 4% of compensation that is contributed by the employee up to 4% of eligible annual compensation. The Corporation’s service contributions to the 401(k) Plan amounted to approximately $1.2 million in 2020, and $1.3 million in 2019 and are included in salaries and benefits on the Consolidated Statements of Operations and Comprehensive Loss. The Corporation’s cash match is invested pursuant to the participant’s contribution direction. Employee contributions are immediately 100% vested.

Stock-based compensation

The Corporation’s 2014 Equity Incentive Plan (“the Plan”) grants options of common stock, par value $0.0001 per share, to employees, directors, officers and consultants of the Corporation. The maximum number of common shares reserved for issuance over the term of the Plan may not exceed 22,521,770 as of December 31, 2020, and 17,917,902 shares as of December 31, 2019. Shares that are expired, terminated, surrendered or canceled under the Plan without having been fully exercised will be available for future awards. As of December 31, 2020 and 2019, there were 17,677,196 and 13,630,783, respectively, outstanding options and common stock issued under the Plan, leaving 4,844,574 and 4,287,119 shares, respectively, remaining for future grants, assuming all stock options were granted. Shares may be issued from authorized but unissued Corporation stock.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Plan is administered by the Board. The options will be subject to the terms and conditions applicable to options granted under the Plan, as described in the Plan and the applicable stock option grant agreement. The exercise prices, vesting and other restrictions are determined at the discretion of the Board, except that the exercise price per share of incentive stock options may not be less than 100% of the fair value of the common stock on the date of grant. Stock options awarded under the Plan expire ten years after the grant date. Vesting periods for awards under the Plan are determined at the discretion of the Board. Incentive stock options and non-statutory options granted to employees, directors, officers and consultants of the Corporation typically vest over five years.

The Corporation granted options to purchase 6,956,435 and 4,268,965 shares of common stock during the years ended December 31, 2020 and 2019, respectively. The Corporation recorded stock-based compensation expense for options granted of $7.1 million and $3.3 million during years ended December 31, 2020 and 2019, respectively, presented in salaries and benefits in the accompanying Consolidated Statements of Operations and Comprehensive Loss. During the years ended December 31, 2020 and 2019, the Corporation granted no shares of restricted stock.

Stock option valuation

The assumptions that the Corporation used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted for the years ended December 31, 2020 and 2019, respectively, were as follows:

Year ended December 31,	2020	2019
Weighted-average risk-free interest rate	0.84%	1.95%
Expected term (in years)	4.68	6.29
Expected volatility	34.66%	28.37%
Expected dividend yield	0.00%	0.00%

A summary of option activity under the Plan during the years ended December 31, 2020 and 2019, respectively, is as follows:

	Number of options	Weighted-average exercise price
Outstanding, January 1, 2019	13,077,951	$2.71
Granted during 2019	4,268,965	4.11
Exercised	(443,179)	1.53
Forfeited	(3,272,954)	3.24

Outstanding, December 31, 2019	13,630,783	3.06

Granted during 2020	6,956,435	7.42
Exercised	(627,626)	3.17
Forfeited	(2,282,396)	3.88

Outstanding, December 31, 2020	17,677,196	$4.66

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Corporation’s common stock for those stock options that had exercise prices lower than the fair value of the Corporation’s common stock.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In February 2020, the Corporation granted 1,774,408 of non-qualified stock options which were determined to have implied market conditions attached to their vesting schedule. As such, these options are valued using a Monte Carlo valuation model to estimate each share’s fair value as of the grant date. The Monte Carlo valuation model uses multiple simulations to evaluate the probability of achieving certain stock prices, the outputs of which are utilized to determine the grant date fair value of these options. Based on the Monte Carlo simulation, the grant date fair value of these options was determined to be $2.45, and the Corporation recognized approximately $1.8 million in related stock compensation expense for the year ended December 31, 2020.

The weighted-average grant date fair value of stock options granted during the years ended December 31, 2020 and 2019 was $2.15 and $1.28 per share, respectively. As of December 31, 2020 and 2019, there was approximately $14.9 million and $9.0 million, respectively, of unrecognized stock-based compensation expense related to unvested stock options. The unrecognized stock-based compensation expense is estimated to be recognized over a period of 2.5 years as of December 31, 2020.

The total fair value of options vested during each of the years ended December 31, 2020 and 2019, was approximately $5.5 million and $3.5 million, respectively.

As of December 31, 2020, outstanding stock options, substantially all of which are expected to vest, had an aggregate intrinsic value of $445.3 million, and a weighted-average remaining contractual term of 7.75 years. As of December 31, 2020, there were 9,348,383 options exercisable under the Plan, with an aggregate intrinsic value of $246.2 million, a weighted-average exercise price of $3.36, and a weighted-average remaining contractual term of 6.85 years. The total intrinsic value of stock options exercised during the years ended December 31, 2020 and 2019 was $5.8 million and $1.3 million, respectively. Cash received from stock option exercises during the years ended December 31, 2020 and 2019 totaled $2.1 million and $0.7 million, respectively.

Pursuant to the Plan agreement, employees may exercise options at any time while maintaining the original vesting period. The proceeds from exercise of unvested options are recorded as a liability until the option vests at which time the liability is reclassified to equity. If the employee terminates or otherwise forfeits an unvested option that has been exercised, the Corporation must redeem those shares at the original exercise price and remit payment of the forfeited portion of shares back to the employee.

Equity warrants

The Corporation entered into two separate scopes of work with a service provider to provide services to the Corporation. As part of the payment for the services, the Corporation issued warrants in November 2016 and December 2017. The warrants were issued to purchase 139,629 shares of common stock at an exercise price of $2.61 per share, and 122,052 shares of common stock at an exercise price of $3.45 per share. The warrants are exercisable comprising the vesting portion at any time up to and including the earlier of (a) the consummation of an Initial Public Offering (“IPO”); (b) the consummation of a transaction or series of related transactions that is deemed to constitute a liquidation, dissolution or winding up of the Corporation including a change in control or (c) on the 10 year anniversary of the date of issuance (the expiration date). The warrants are being recorded as equity awards, and compensation expense was recognized over the vesting period.

As of December 31, 2020, there were 261,681 warrants exercisable under the Plan, substantially all of which are expected to vest, with an aggregate intrinsic value of $4.6 million, a weighted-average exercise price of $3.00 and a weighted-average remaining contractual term of 6.34 years. The total fair value of warrants vested during each of the years ended December 31, 2020 and 2019, was approximately $7.0 million and $0.9 million, respectively. As a result of the Merger Agreement, the warrants automatically convert into common stock based on the merger event with SCH. See Note 25 “Subsequent events” for additional information related to the Merger Agreement.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

A summary of warrant activity during the years ended December 31, 2020 and 2019, respectively, is as follows:

	Number of warrants	Weighted-average exercise price
Outstanding, January 1, 2019	261,681	$3.00
Granted during 2019	—
Exercised	—
Forfeited	—

Outstanding, December 31, 2019	261,681	3.00

Granted during 2020	—
Exercised	—
Forfeited	—

Outstanding, December 31, 2020	261,681	$3.00

19. Income taxes

The provision for income taxes consisted of the following for the years ended December 31, 2020 and 2019, respectively:

Year ended December 31,	2020	2019
	(in thousands)
Current provision	$(2)	$(2)
Deferred expense	2	2

Provision for income taxes	$—	$—

The provision for income taxes was different from the amount computed using the federal statutory rate of 21% for the years ended December 31, 2020 and 2019, respectively, due to the following:

Year ended December 31,	2020	2019
	(in thousands)
Income tax provision at federal statutory rate (21%)	($28,642)	$(76,385)
Interest on convertible securities	6,537	3,505
Interest on convertible securities discount	4,423	3,257
Debt issuance cost related to convertible securities	—	76
Derivative liability related to convertible securities	(19,688)	29,098
Warrant expense	16,823	596
Meals and entertainment	13	210
Health insurance industry fee	2,715	—
Other, net	(766)	—
Valuation allowance	18,585	39,643

Provision for income taxes	$—	$—

The Corporation issued convertible securities for which the interest expense recorded in 2020 and 2019 of approximately $31.1 million and $16.7 million, respectively, is not deductible for tax purposes.

Deferred income tax balances reflect the impact of temporary differences between the tax bases of assets or liabilities and their reported amounts in the Consolidated Financial Statements and are stated at enacted tax rates expected to be in effect when the reported amounts are actually recovered or settled.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Principal components of net deferred tax balances at December 31, 2020 and 2019, respectively, were as follows:

Year ended December 31,	2020	2019
	(in thousands)
Deferred income tax assets:
Net operating loss carryforward (NOL)	$152,423	$133,564
Unpaid claim reserve discounting	335	269
Start-up costs amortization	408	464
Charitable contributions carryforward	154	146
Bonus accrual	52	52
Stock based compensation	2,568	1,554
Convertible securities issuance costs	1	1
Tax credits (AMT)	—	2
Prepaid and accrued expenses	568	683
Property and equipment	1,318	1,779
Capital loss carryforward	—	49
Operating lease liability	2,340	3,109
Premium deficiency reserve	—	3,597
Acquisition costs amortization	60	66
Interest expense carryforward	2,318	1,675
Bad debt reserves	2,363	—

Total deferred income tax assets	164,908	147,010
Less: valuation allowance	(163,204)	(144,619)

Total deferred income tax assets, net of valuation allowance	1,704	2,391

Deferred income tax liabilities:
TCJA Transition Adj. IRC 846	(49)	(58)
Market discount	—	(1)
Operating lease right of use asset	(1,655)	(2,330)

Total deferred income tax liabilities	(1,704)	(2,389)

Net deferred income tax asset	$—	$2

Operating loss and tax credit carryforwards and protective tax deposits

The Corporation has unused operating loss carryforwards available of approximately $725.8 million and $636.0 million as of December 31, 2020 and 2019, respectively, that may be applied against future taxable income. Losses incurred before 2018 in the amount of approximately $295.1 million begin to expire in 2033. The total net operating losses (“NOL”) is made up of NOLs generated by the consolidated group and NOLs obtained with the 2014 reorganization. A portion of the pre-consolidated NOLs may be limited by special rules known as Separate Return Limitation Year (“SRLY”) rules. SRLY NOLs can only be used in years that both the consolidated group and the entity that created the SRLY NOLs have taxable income. Due to these limitations and uncertainty regarding the Corporation’s ability to use the loss carryforwards and other deferred tax assets, a valuation allowance of approximately $163.2 million and $144.6 million was established in 2020 and 2019, respectively.

The Corporation does not have deposits admitted under Section 6603 of the Internal Revenue Code.

Impact of tax planning strategies

The Corporation does not have any tax planning strategies that include the use of reinsurance and there are no deferred tax liabilities not recognized.

The Corporation files income tax returns in the United States. The U.S. Internal Revenue Service (“IRS”), is not currently conducting any income tax audits. The Corporation’s federal income tax returns filed related to tax years subsequent to 2016 remain subject to examination by the IRS. The Corporation is not aware of any material adjustments that may be proposed as a result of any ongoing or future examinations and does not have material uncertain tax positions reflected in the Consolidated Balance Sheets.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law in the U.S. to provide certain relief as a result of the COVID-19 pandemic. In addition, governments around the world have enacted or implemented various forms of tax relief measures in response to the economic conditions in the wake of COVID-19. On December 27, 2020, the “Consolidated Appropriations Act, 2021” was signed into law in the U.S. to amend or extend several significant COVID related relief provisions of the CARES Act. As of December 31, 2020, the Corporation has determined that neither the CARES Act and Consolidated Appropriations Act nor changes to income tax laws or regulations in other jurisdictions had a significant impact on our effective tax rate.

20. Net loss per share

Net loss per share

Basic and diluted net loss per share attributable to common stockholders was calculated as follows:

	Year ended December 31,
	2020	2019
Net loss	$(136,392)	$(363,737)
Net loss attributable to common stockholders	$(136,392)	$(363,737)
Weighted average common shares outstanding—basic and diluted	42,886,067	42,469,175

Net loss per share attributable to common stockholders— basic and diluted	$(3.18)	$(8.56)

The Corporation’s potentially dilutive securities, which include stock options, preferred stock and warrants to purchase shares of preferred stock, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Corporation excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	Year ended December 31,
	2020	2019
Options to purchase common stock	17,677,196	11,771,746
Convertible preferred stock (as converted to common stock)	67,427,138	67,427,138
Warrants to purchase common stock (as converted to common stock)	3,627,965	2,361,681
Warrants to purchase convertible preferred stock (as converted to common stock)	—	1,266,284

	88,732,299	82,826,849

21. Commitments and contingencies

Litigation

Various lawsuits against the Corporation may arise in the ordinary course of the Corporation’s business. Contingent liabilities arising from ordinary course litigation, income taxes, and other matters are not expected to be material in relation to the financial position of the Corporation. At December 31, 2020 and 2019, respectively, there were no material known contingent liabilities arising outside the normal course of business.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Guaranty assessments

Under state guaranty assessment laws, including those related to state cooperative failures in the industry, the Corporation may be assessed, up to prescribed limits, for certain obligations to the policyholders and claimants of insolvent insurance companies that write the same line or lines of business as the Corporation.

22. Dividend restrictions

The Corporation’s regulated insurance subsidiaries are subject to regulations and standards in their respective jurisdictions. These standards, among other things, require these subsidiaries to maintain specified levels of statutory capital and limit the timing and amount of dividends and other distributions that may be paid to their parent companies. Therefore, the Corporation’s regulated insurance subsidiaries ability to declare and pay dividends is limited by state regulations. Although such regulations do not specifically restrict the regulated insurance subsidiaries from paying dividends, they require the regulated insurance subsidiaries to be financially sound as determined by the New Jersey Department of Banking and Insurance (“DOBI”). As of December 31, 2020 and 2019, neither of the regulated insurance subsidiaries paid any dividends and may not do so until they meet those requirements and are granted permission to do so by DOBI.

23. Statutory equity and income

Applicable insurance department regulations require that the Corporation’s regulated insurance subsidiaries prepare statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the department of insurance of the respective state of domicile. These practices vary in some aspects from U.S. GAAP, with significant differences including that (a) certain assets are not included in statutory surplus, (b) certain statutory reserves are established by a direct charge to surplus, and (c) certain charges are reported as charges to capital and surplus, rather than as a component of net income.

Aggregate statutory capital and surplus as per the statutory financial statements of the Corporation’s regulated insurance subsidiaries for the years ended December 31, 2020 and 2019, was $79.4 million and $73.3 million, respectively.

The regulated insurance subsidiaries are subject to certain Risk-Based Capital (“RBC”) requirements specified by the National Association of Insurance Commissioners (“NAIC”). Under those requirements, the amount of capital and surplus maintained by the Corporation’s regulated insurance subsidiaries is to be determined based on various risk factors, such as (a) asset quality, (b) asset and liability matching, (c) loss reserve adequacy, and other business factors. Regulatory compliance is determined by a ratio of the Corporation’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Generally, a ratio in excess of the regulatory threshold requires no corrective actions by the Corporation or regulators. As of December 31, 2020 and 2019, the regulated insurance subsidiaries’ capital and surplus exceeded the minimum RBC requirements of their applicable governmental regulator. The statutory RBC necessary to satisfy regulatory requirements of our statutory basis subsidiaries was approximately $75.8 million and $60.8 million as of December 31, 2020 and 2019, respectively.

24. Regulatory matters

The Corporation operates in a highly regulated environment. It is regulated by federal and state of New Jersey regulators. The Corporation’s regulated insurance subsidiaries must be licensed by and are subject to regulation by DOBI, which requires periodic financial reports and enforces minimum capital and/or reserve requirements.

The laws and regulations governing the Corporation’s business and interpretations of those laws and regulations are subject to frequent change. Legislative, administrative, and public policy changes to the Health Care Reform Law continue to be debated, and the Corporation cannot predict if the Health Care Reform Law will be further modified, repealed, or replaced. The broad latitude given to the agencies administering, interpreting and enforcing current and future regulations governing the Corporation’s business could require the Corporation to change how it conducts its business, restrict revenue and enrollment growth, increase health care and administrative costs and capital requirements, or expose the Corporation to increased liability in the courts for coverage determinations, contract interpretation and other actions.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The health care industry is also regularly subject to negative publicity, including as a result of governmental investigations, adverse media coverage and political debate surrounding industry regulation. Negative publicity may adversely affect the Corporation’s financial position, results of operations and cash flows and damage its reputation.

25. Subsequent events

The Corporation entered into the Merger Agreement with SCH, a SPAC, on October 5, 2020. Pursuant to the Merger Agreement, and a favorable vote of SCH’s stockholders on January 6, 2021, Asclepius Merger Sub Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of SCH (“Merger Sub”), was merged with and into the Corporation. Upon consummation of the business combination, the separate corporate existence of Merger Sub ceased, the Corporation survived and merged with and into SCH, with SCH as the surviving corporation, and SCH was renamed Clover Health Investments, Corp. (the “Business Combination”).

The Business Combination was accounted for as a reverse capitalization in accordance with GAAP. Under the guidance in ASC 805, Clover Health Investments, Corp. is treated as the “acquirer” for financial reporting purposes. As such, Clover is deemed the accounting predecessor of the combined business, and Clover, as the parent company of the combined business, is the successor SEC registrant, meaning that the Clover financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination will have a significant impact on our future reported financial position and results as a consequence of the reverse capitalization. The most significant change in Clover’s future reported financial position and results is an estimated net increase in cash (as compared to our consolidated balance sheet at December 31, 2020) of approximately $670.0 million. The redemption includes approximately $400.0 million in proceeds from a private placement (“PIPE Investment”) that was consummated substantially simultaneously with the Business Combination, offset by additional transaction costs incurred in connection with the Business Combination. The estimated transaction costs for the Business Combination are approximately $61.8 million, of which $29.0 million represents deferred underwriter fees related to SCH’s initial public offering.

The transaction closed on January 7, 2021, and the following day the Class A common stock and public warrants were listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “CLOV” and “CLOVW” for trading in the public market.

The Corporation’s management has evaluated subsequent events for recognition and measurement purposes through March 31, 2021, which is the date the Consolidated Financial Statements were available to be issued. The Corporation has concluded that no additional events or transactions have occurred that may require adjustment to the Consolidated Financial Statements or disclosures.

Schedule II

CLOVER HEALTH INVESTMENTS, CORP.

CONDENSED BALANCE SHEETS (PARENT COMPANY)

(Dollars in thousands, except share amounts)

	As of December 31,
	2020	2019
Assets:
Cash and cash equivalents	$5,432	$4,569
Other assets	102	342
Intercompany interest receivable	4,958	3,750
Intercompany note receivable	40,000	40,000
Investments in consolidated subsidiaries	77,212	158,159

Total assets	$127,704	$206,820

Liabilities and stockholders’ deficit
Liabilities:
Accounts payable and accrued expenses	$13,140	$5,471
Accrued salaries and benefits	229	—
Intercompany payable	27,251	4,093
Notes payable, net of discount and deferred issuance costs	107,674	76,758
Derivative liabilities	44,810	138,561
Warrants payable	97,782	17,672

Total liabilities	290,886	242,555

Convertible Preferred stock (Series Seed A, A-1, B, C, and D), $0.0001 par value; 75,136,086 shares authorized as of December 31, 2020 and 2019; 67,427,138 shares issued and outstanding as of December 31, 2020 and 2019; aggregate liquidation preference of $470,256 as of December 31, 2020	447,747	447,747
Stockholders’ deficit:
Common stock, $0.0001 par value, 170,000,000 shares authorized; 43,505,291 and 42,877,665 issued; and 43,134,938 and 42,686,624 outstanding as of December 31, 2020 and 2019, respectively	4	4
Additional paid-in capital	411,848	403,046
Accumulated deficit	(1,022,781)	(886,532)

Total stockholders’ deficit	(610,929)	(483,482)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$127,704	$206,820

CLOVER HEALTH INVESTMENTS, CORP.

CONDENSED STATEMENTS OF OPERATIONS (PARENT COMPANY)

(Dollars in thousands, except share amounts)

	Years ended December 31,
	2020	2019
Revenues:
Other income	$3,685	$3,396
Investment income, net	—	46

Total revenues	3,685	3,442

Expenses:
General and administrative expenses	4,831	79
Other expense	—	363

Total expenses	4,831	442

Loss from operations	(1,146)	3,000
Change in fair value of warrants expense	80,328	2,909
Interest expense	35,556	23,155
Amortization of notes discount	21,118	15,913
(Gain) loss on derivative	(93,751)	138,561
Equity in net losses of consolidated subsidiaries	91,995	186,199

Net loss	$(136,392)	$(363,737)

CLOVER HEALTH INVESTMENTS, CORP.

CONDENSED STATEMENTS OF CASH FLOWS (PARENT COMPANY)

(Dollars in thousands, except share amounts)

	Years ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(136,392)	$(363,737)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of notes discount	21,084	15,807
Stock-based compensation expense	7,078	3,301
Paid in kind interest	28,334	11,633
Change in fair value of warrants	80,110	2,836
Change in derivative liabilities	(93,751)	138,561
Amortization of warrants	218	73
Amortization of debt issuance costs	34	506
Changes in operating assets and liabilities:
Other assets	214	(391)
Accounts payable and accrued expenses	7,669	5,728
Accrued salaries and benefits	229	(169)
Intercompany interest receivable	(1,208)	(1,200)
Intercompany payable	23,158	(23,921)

Net cash used in operating activities	(63,223)	(210,973)

Cash flows from investing activities:
Investments in consolidated subsidiaries	82,047	(154,469)

Net cash provided (used in) by investing activities	82,047	(154,469)

Cash flows from financing activities:
Proceeds from issuance of convertible securities	—	343,410
Deferred financing costs	—	(363)
Payment of notes payable principal	(18,752)	(9,670)
Issuance of common stock, net of early exercise liability	1,748	601
Buyback and subsequent cancellation of common stock	(957)	—

Net cash (used in) provided by financing activities	(17,961)	333,978

Net increase (decrease) in cash and cash equivalents	863	(31,464)
Cash and cash equivalents, beginning of year	4,569	36,033

Cash and cash equivalents, end of year	$5,432	$4,569

CLOVER HEALTH INVESTMENTS, CORP.

Notes to Condensed Financial Statements (Parent Company)

1. Organization and operations

Clover Health Investments, Corp. (the “Corporation) is a holding company incorporated on July 17, 2014 in the state of Delaware.

2. Summary of significant accounting policies

The accompanying condensed financial statements have been prepared using the equity method. Under the equity method, the investment in consolidated subsidiaries is stated at cost plus equity in undistributed earnings of consolidated subsidiaries since the date of acquisition. These condensed financial statements should be read in conjunction with the Corporation’s consolidated financial statements.

Use of estimates

The preparation of the condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Those estimates are inherently subject to change, and actual results may ultimately differ from those estimates.

Reclassifications

Certain amounts in the prior years’ Condensed Statements of Cash Flows have been reclassified to conform to the current year’s presentation, primarily related to the amortization of warrants, amortization of debt issuance costs, and paid in kind interest. These reclassifications had no effect on the previously reported Condensed Financial Statements.

3. Insurance Subsidiaries

Investments in consolidated subsidiaries include regulated insurance subsidiaries and unregulated subsidiaries. The Corporation holds $50.0 million and $156.0 million of cash, cash equivalents, short term investments and investment securities at the parent and unregulated subsidiaries as of December 31, 2020 and 2019, respectively. The Corporation holds $101.1 million and $107.3 million of cash, cash equivalents, short term investments and investment securities in regulated insurance subsidiaries as of December 31, 2020 and 2019, respectively.

4. Surplus Note

Effective December 22, 2016, the Corporation contributed $40.0 million to Clover Health Insurance Company, a wholly owned subsidiary, in exchange for a surplus note. The outstanding balance, including accrued interest, was due and payable on December 31, 2020 but remains unpaid with the payment terms under review for extension until December 31, 2024. The Commissioner of Banking and Insurance of the State of New Jersey must approve any interest and principal payments associated with the note before they are paid.

SCHEDULE V

CLOVER HEALTH INVESTMENTS, CORP.

VALUATION AND QUALIFYING ACCOUNTS

(in thousands)		Additions
	Balance at beginning of period	Charged to costs and expenses	Charge to other accounts	(Deductions)	Balance at end of period
Year ended December 31, 2019
Valuation allowance for deferred tax assets	$104,976	$39,643	$—	$—	$144,619
Year ended December 31, 2020
Valuation allowance for deferred tax assets	$144,619	$18,585	$—	$—	$163,204